The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-201196

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS SUPPLEMENT DATED September 7, 2017

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 22, 2014)

             Shares

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

    % Series D Cumulative Redeemable Perpetual Preferred Shares

(Liquidation Preference $25.00 Per Share)

We are selling                  of our     % Series D Cumulative Redeemable Perpetual Preferred Shares, which we refer to in this prospectus supplement as the Series D Preferred Shares. The Series D Preferred Shares will not be redeemable before September     , 2022, except under circumstances intended to preserve our status as a real estate investment trust, or REIT, for federal and/or state income tax purposes and except as described below upon the occurrence of a Change of Control (as defined in this prospectus supplement). On and after September     , 2022, we may, at our option, redeem any or all of the Series D Preferred Shares for cash at $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem any or all of the Series D Preferred Shares for cash within 120 days after the first date on which such Change of Control occurred at $25.00 per share plus, subject to certain exceptions, any accrued and unpaid dividends to but excluding the date fixed for redemption. The Series D Preferred Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless we redeem or otherwise repurchase them or they become convertible and are converted as described in this prospectus supplement.

Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined in this prospectus supplement), we have provided or provide notice of our election to redeem some or all of the Series D Preferred Shares held by such holder as described in this prospectus supplement, in which case such holder will have the right only with respect to Series D Preferred Shares that are not called for redemption) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series D Preferred Share plus the amount of any accrued and unpaid dividends thereon to the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding dividend payment date for the Series D Preferred Shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price (as defined herein); and

•	, or the Share Cap, subject to adjustments for any splits, subdivisions or combinations of our common shares;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as described in this prospectus supplement.

Currently, no market exists for the Series D Preferred Shares. We plan to file an application to list the Series D Preferred Shares on the New York Stock Exchange, or NYSE, under the symbol “PEIPrD.” If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series D Preferred Shares.

There are restrictions on ownership of our Series D Preferred Shares intended to preserve our qualification as a REIT. See “Description of Our Series D Preferred Shares — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus for additional information about these restrictions. In addition, except under limited circumstances as described in this prospectus supplement, holders of our Series D Preferred Shares generally do not have any voting rights.

An investment in the Series D Preferred Shares involves various risks, and prospective investors should carefully consider the matters discussed under “Risk Factors” beginning on page S-11 of this prospectus supplement and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as well as the other risks described in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in each, before making a decision to invest in Series D Preferred Shares.

	Per Share	Total(2)
Public offering price(1)	$	$
Underwriting discount	$	$
Proceeds, before expenses, to Pennsylvania Real Estate Investment Trust	$	$

(1)	Plus accrued dividends from September , 2017, if settlement occurs after that date.
(2)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have granted the underwriters an option to purchase a maximum of                  additional Series D Preferred Shares, exercisable at any time and from time to time until 30 days after the date of this prospectus supplement.

The Series D Preferred Shares will be ready for delivery through The Depository Trust Company on or about September     , 2017.

Joint Book-Running Managers

Wells Fargo Securities	Citigroup	Jefferies	J.P. Morgan	Stifel

Prospectus Supplement dated September     , 2017

PROSPECTUS SUPPLEMENT

PROSPECTUS

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information about the securities we may offer, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information in this prospectus supplement will control. In addition, any statement in a filing we make with the Securities and Exchange Commission, or SEC, that adds to, updates or changes information contained in an earlier filing we made with the SEC or in this prospectus supplement or the accompanying prospectus shall be deemed to modify and supersede such previous information.

You should read this document together with additional information described under the heading “Where You Can Find More Information and Incorporation by Reference” in this prospectus supplement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may file with the SEC. Neither we nor the underwriters have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. You should assume that the information in this prospectus supplement, the accompanying prospectus and any free-writing prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this document, is accurate only as of its date or the date which is specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those respective dates.

Unless the context requires otherwise, references in this prospectus supplement to “we,” “our,” “us,” the “Company,” “our Company” and “PREIT” refer to Pennsylvania Real Estate Investment Trust and its subsidiaries, including our operating partnership, PREIT Associates, L.P. (the “Operating Partnership”). The term “you” refers to a prospective investor.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents contain certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions, which do not relate solely to historical matters, are intended to identify forward-looking statements. We caution investors that any forward-looking statements presented in this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference into these documents are based on management’s beliefs and assumptions made by, and information currently available to, management. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors:

•	changes in the retail industry, including consolidation and store closings, particularly among anchor tenants;

•	our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years;

•	increases in operating costs that cannot be passed on to tenants;

•	current economic conditions and the state of employment growth and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	risks related to our development and redevelopment activities;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolio;

•	our partnerships and joint ventures with third parties to acquire or develop properties;

•	concentration of our properties in the Mid-Atlantic region;

•	changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors;

•	changes to our corporate management team and any resulting modifications to our business strategies;

•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;

•	potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets;

•	our substantial debt and the liquidation preference value of our preferred shares and our high leverage ratio;

•	constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our principal credit agreements;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through joint ventures or other partnerships, through sales of properties or interests in properties, through the issuance of equity or equity-related securities if market conditions are favorable, or through other actions;

•	our short- and long-term liquidity position;

•	potential dilution from any capital raising transactions or other equity issuances; and

•	general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment.

The risks included here are non-exhaustive, and there are additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements, including those discussed in the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description of us and our business highlights selected information about us contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein. This summary does not contain all of the information about us that you should consider before deciding to buy securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein and therein by reference, before making an investment decision.

Our Company

Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust founded in 1960 and one of the first equity real estate investment trusts (“REITs”) in the United States, has a primary investment focus on retail shopping malls located in the eastern half of the United States, primarily in the Mid-Atlantic region.

We currently own interests in 28 retail properties in nine states, of which 24 are operating properties and four are development or redevelopment properties. The 24 operating properties include 20 shopping malls and four other operating retail properties, have a total of 19.3 million square feet and are located in eight states. We and partnerships in which we own an interest own 14.8 million square feet at these properties. The above property counts and square feet do not include Logan Valley Mall in Altoona, Pennsylvania and Valley View Mall in La Crosse, Wisconsin because these properties have been classified as “held for sale” as of June 30, 2017. See “Recent Development” in this prospectus supplement.

There are 18 operating retail properties in our portfolio that we consolidate for financial reporting purposes. These consolidated operating properties have a total of 15.2 million square feet, of which we own 12.0 million square feet. The six operating retail properties that are owned by unconsolidated partnerships with third parties have a total of 4.1 million square feet, of which 2.8 million square feet are owned by such partnerships. The above property counts and square feet do not include Logan Valley Mall in Altoona, Pennsylvania and Valley View Mall in La Crosse, Wisconsin because these properties have been classified as “held for sale” as of June 30, 2017. See “Recent Developments” in this prospectus supplement.

The development portion of our portfolio contains four properties in two states, with two classified as “mixed use” (a combination of retail and other uses), one classified as “retail” (redevelopment of The Gallery at Market East into the Fashion Outlets of Philadelphia), and one classified as “other.” We have two properties (Woodland Mall in Grand Rapids, Michigan and The Mall at Prince Georges in Hyattsville, Maryland) that have redevelopment projects currently underway. We also have five properties with projects underway to replace vacant anchor stores (Capital City Mall in Harrisburg, Pennsylvania, Exton Square Mall in Exton, Pennsylvania, Magnolia Mall in Florence, South Carolina, Viewmont Mall in Scranton, Pennsylvania and Valley View Mall in LaCrosse, Wisconsin).

We are a fully integrated, self-managed and self-administered REIT that has elected to be treated as a REIT for federal income tax purposes. In general, we are required each year to distribute to our shareholders at least 90% of our net taxable income and to meet certain other requirements in order to maintain the favorable tax treatment associated with qualifying as a REIT.

We hold our interests in our portfolio of properties primarily through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of June 30, 2017, held an 89.4% controlling interest in the Operating Partnership, and consolidated it for reporting purposes. We own our interests in our properties through various ownership structures, including partnerships and tenancy in common arrangements.

Our primary business is owning and operating retail shopping malls, which we primarily do through the Operating Partnership. We provide management, leasing and real estate development services through PREIT Services, LLC, which generally develops and manages properties that we consolidate for financial reporting purposes, and PREIT-RUBIN, Inc., which generally develops and manages properties that we do not consolidate for financial reporting purposes, including properties in which we own interests through partnerships with third parties and properties that are owned by third parties in which we do not have an interest. PREIT-RUBIN, Inc. is a taxable REIT subsidiary, as defined by federal tax laws, which means that it is able to offer additional services to tenants without jeopardizing our continuing qualification as a REIT under federal tax law.

Recent Developments

Subsequent to June 30, 2017, we entered into three transactions with an aggregate sales price of approximately $75 million, at our share. The transactions are the sales of Logan Valley Mall, the 801 Market Office condominium, and a 4.9 acre land parcel at Exton Square Mall. The Logan Valley Mall transaction closed on August 31, 2017 for a price of $33.2 million, net of credits issued to the buyer. The 801 Market office condominium transaction is anticipated to close in the third quarter of 2017 and the land parcel sale is anticipated to close once entitlements are obtained by the buyer.

Corporate Information

Our principal corporate offices are located at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102-3803, and our telephone number is (215) 875-0700. We maintain a web site that contains information about us at http://www.preit.com. The information included on the web site is not, and should not be considered to be, a part of, nor incorporated by reference into, this prospectus supplement or the accompanying prospectus.

The Offering

The following is a brief summary of the terms of this offering. For a description of some of the terms of the Series D Preferred Shares, see “Description of Our Series D Preferred Shares” in this prospectus supplement.

Issuer	Pennsylvania Real Estate Investment Trust

Securities Offered	% Series D Cumulative Redeemable Perpetual Preferred Shares, par value $0.01 per share. We have granted the underwriters an option to purchase up to an additional Series D Preferred Shares. We reserve the right to reopen this series and issue additional Series D Preferred Shares either through public or private sales at any time.

Dividends	Holders of Series D Preferred Shares will be entitled to receive cumulative cash dividends on the Series D Preferred Shares at the rate of % per annum of the $25.00 per share liquidation preference, which is equivalent to $ per annum per share. Dividends on the Series D Preferred Shares are payable quarterly in arrears on or about the 15th day of March, June, September and December of each year (or, if the 15th day of any such month is not a business day, on the next business day), commencing December 15, 2017. Dividends will accrue and be cumulative from, and including, the date of original issuance, which is expected to be September , 2017. Because the first date on which dividends will be paid after the date of original issuance will be December 15, 2017, the dividend payable on each Series D Preferred Share on that date will be greater than the full amount of a regular quarterly dividend per share. The dividend payable on December 15, 2017 will be paid to the persons who are the holders of record of the Series D Preferred Shares at the close of business on the corresponding record date, which will be December 1, 2017.

No Maturity	Our Series D Preferred Shares have no maturity date, and we are not required to repurchase or redeem our Series D Preferred Shares at any time. Accordingly, our Series D Preferred Shares will remain outstanding indefinitely, unless we elect to repurchase or redeem them for cash or unless, under circumstances where the holders of Series D Preferred Shares have a conversion right, such holders decide to convert their shares into our common shares. We are not required to set aside funds to repurchase or redeem our Series D Preferred Shares.

Ranking	Our Series D Preferred Shares will rank, with respect to the payment of dividends and distribution of assets upon our liquidation, dissolution or winding up: (i) senior to our common shares and any other junior equity securities that we may issue in the future, if any; (ii) equally with our 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”), our 7.375% Series B Cumulative Redeemable Perpetual Preferred Shares

(the “Series B Preferred Shares”), our 7.20% Series C Cumulative Redeemable Perpetual Preferred Shares (the “Series C Preferred Shares”) and any other parity equity securities that we may issue in the future, if any; and (iii) junior to all of our existing and future indebtedness and senior equity securities, if any, the issuance of which is approved by holders of the Series D Preferred Shares voting together as a single class with all other classes or series of parity equity securities upon which like voting rights have been conferred and are exercisable, as described in this prospectus supplement.

Optional Redemption	Except in circumstances intended to preserve our qualification as a REIT or pursuant to our special optional redemption right discussed below, our Series D Preferred Shares are not redeemable prior to September , 2022. To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, we may, at our option, redeem our Series D Preferred Shares, in whole, at any time, or in part, from time to time, for cash at $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. On and after September , 2022, we may, at our option, redeem our Series D Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the date of redemption. Any partial redemption will be selected by lot or pro rata.

Special Optional Redemption	Upon the occurrence of a Change of Control (as defined under “Conversion Rights” below), we will have the option to redeem our Series D Preferred Shares, in whole, at any time, or in part, from time to time, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date.

Conversion Rights	Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (the “Change of Control Conversion Right”) (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the Series D Preferred Shares held by such holder as described above under “— Optional Redemption” or “— Special Optional Redemption,” in which case such holder will have the right only with respect to Series D Preferred Shares that are not called for redemption) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series D Preferred Share plus the amount of any accrued and unpaid dividends thereon to the Change of

Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding dividend payment date for the Series D Preferred Shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price; and

•	(referred to as the “Share Cap”), subject to adjustments for any splits, subdivisions or combinations of our common shares;

subject, in each case, to provisions for the receipt of alternative consideration under specified circumstances as described in this prospectus supplement.

As a result of the Share Cap, subject to the immediately succeeding sentence, the number of our common shares (or corresponding alternative consideration, as applicable) issuable or deliverable, as applicable, upon conversion of Series D Preferred Shares in connection with a Change of Control will not exceed common shares in total (or corresponding alternative consideration, as applicable), subject to proportionate increase to the extent the underwriters’ option to purchase additional Series D Preferred Shares is exercised, not to exceed common shares in total (or corresponding alternative consideration, as applicable) (referred to as the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any splits, subdivisions or combinations of our common shares on the same basis as corresponding adjustments to the Share Cap, and shall be increased on a pro rata basis for any additional Series D Preferred Shares that we may issue in the future.

If, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the Series D Preferred Shares, whether pursuant to our special optional redemption right or our optional redemption right described above, holders of Series D Preferred Shares will not have the right to convert the Series D Preferred Shares called for redemption, and any Series D Preferred Shares called for redemption that have been tendered for conversion will be redeemed on the applicable redemption date instead of converted on the Change of Control Conversion Date.

For definitions of “Change of Control,” “Change of Control Conversion Right,” “Change of Control Conversion Date” and “Common Share Price,” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see “Description of the Series D Preferred Shares — Conversion Rights.”

Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

Liquidation Preference Amount	If we liquidate, dissolve or wind-up, holders of our Series D Preferred Shares will have the right to receive $25.00 per share, plus an amount per share equal to accrued and unpaid dividends (whether or not earned or declared) to, but not including, the date of payment, before any payments are made to holders of our common shares or other junior equity securities.

Voting Rights	Holders of our Series D Preferred Shares will generally have no voting rights. However, if dividends on our Series D Preferred Shares are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of our Series D Preferred Shares (voting together as a single class with the holders of our Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any other classes or series of parity equity securities upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional members to serve on our Board of Trustees until we pay all dividends that are then in arrears on our Series D Preferred Shares and any such parity equity securities. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series D Preferred Shares is required for us to authorize, create or increase the number of any class or series of equity securities ranking senior to the Series D Preferred Shares with respect to the payment of dividends or the distribution of assets on liquidation, to amend our Trust Agreement (including the Amendment to the Trust Agreement establishing the Series D Preferred Shares (the “Preferred Shares Amendment”)) in a manner that materially and adversely affects the rights of the holders of Series D Preferred Shares or to take certain other actions. See “Description of Our Series D Preferred Shares — Voting Rights” in this prospectus supplement.

Among other things, we may, without any vote of the holders of Series D Preferred Shares, issue additional Series D Preferred Shares and we may authorize and issue additional classes or series of parity and junior equity securities.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act, and any of our Series D Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series D Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports and quarterly reports that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series D Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series D Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Listing	Currently, no market exists for the Series D Preferred Shares. We intend to file an application to list our Series D Preferred Shares on the NYSE under the symbol “PEIPrD.” We expect trading of the Series D Preferred Shares on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See “Underwriting” in this prospectus supplement for a discussion of the expected trading of our Series D Preferred Shares on the NYSE. The underwriters have advised us that they intend to make a market in the Series D Preferred Shares prior to the commencement of any trading on the NYSE. However, the underwriters have no obligation to do so, and we cannot assure you that a market for the Series D Preferred Shares will develop prior to commencement of trading on the NYSE or, if developed, will be maintained or will provide you with adequate liquidity.

Use of Proceeds	We estimate that the net proceeds of this offering will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional Series D Preferred Shares in full), after deducting the underwriting discount and other estimated offering expenses payable by us. We expect to use the net proceeds from this offering to redeem all or a portion of our outstanding Series A Preferred Shares with an aggregate liquidation preference of approximately $115.0 million and to use any remaining proceeds for general corporate purposes, including to fund the Company’s anchor replacement and redevelopment pipeline. Pending such application, we may invest the net proceeds in short term investments, some or all of which may not be investment grade rated. Affiliates of certain of the underwriters in this offering are holders of outstanding Series A Preferred Shares and will receive a portion of the net proceeds of this offering that are used to redeem the outstanding Series A Preferred Shares. See “Use of Proceeds” in this prospectus supplement.

Restrictions on Ownership and Transfer	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our Trust Agreement and the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares contain ownership and transfer restrictions relating to our shares. For example, the terms of the Series D Preferred Shares restrict any person from acquiring actual or constructive ownership of more than 9.9% (by number of shares or value, whichever is more restrictive) of the outstanding Series D Preferred Shares. See “Description of Our Series D Preferred Shares — Restrictions on Ownership and Transfer” in this prospectus supplement and “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus for additional information about these restrictions.

Settlement Date	The underwriters expect to deliver the shares through The Depository Trust Company on or about September , 2017.

Form	Our Series D Preferred Shares will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except in limited circumstances.

Risk Factors	Investing in our Series D Preferred Shares involves a high degree of risk and the purchasers of our Series D Preferred Shares may lose their entire investment. See “Risk Factors” beginning on page S-11 and the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our Series D Preferred Shares.

RISK FACTORS

Investing in our Series D Preferred Shares will provide you with an equity ownership in our Company. As one of our shareholders, you will be subject to risks inherent in our business. The trading price of our Series D Preferred Shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 (which are incorporated by reference into this prospectus supplement) before deciding to invest in our Series D Preferred Shares.

Risks Relating to this Offering

Our Series D Preferred Shares are subordinate to our debt, and your interests could be diluted by the issuance of additional preferred shares, including additional Series D Preferred Shares, and by other transactions.

Our Series D Preferred Shares are subordinate to all of our and our subsidiaries’ existing and future debt. Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred shareholders, including holders of the Series D Preferred Shares. Our Trust Agreement currently authorizes the issuance of up to 25,000,000 preferred shares in one or more series. In April 2012, October 2012 and January 2017, we issued 4,600,000 8.25% Series A Preferred Shares, 3,450,000 7.375% Series B Preferred Shares, and 6,900,000 7.20% Series C Preferred Shares respectively, each with a liquidation preference of $25.00 per share. Subject to limitations prescribed by Pennsylvania law and our Trust Agreement, the Board of Trustees is authorized to issue, from our authorized but unissued capital shares, additional preferred shares in such classes or series as our Board of Trustees may determine and to establish from time to time the number of preferred shares to be included in any such class or series. We may not issue senior preferred shares without the affirmative vote of at least two-thirds of the outstanding Series D Preferred Shares and any parity equity securities; however, we may issue additional preferred shares that rank equally with the Series D Preferred Shares and any parity equity securities without the consent of any holder of the Series D Preferred Shares or such parity equity securities. The issuance of additional equity securities ranking equally with or senior to our Series D Preferred Shares would dilute the interests of the holders of our Series D Preferred Shares, and any issuance of equity securities senior to our Series D Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on our Series D Preferred Shares. Other than the conversion right afforded to holders of Series D Preferred Shares that may become exercisable in connection with a Change of Control described under “Description of Our Series D Preferred Shares — Conversion Rights” in this prospectus supplement, none of the provisions relating to our Series D Preferred Shares contain any terms relating to or limiting our ability to incur indebtedness or affording the holders of our Series D Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might materially and adversely affect the holders of our Series D Preferred Shares.

We have significant outstanding indebtedness that exposes us to the risk of default under our debt obligations, which could adversely affect our ability to pay dividends on our Series D Preferred Shares.

As of June 30, 2017, we had an aggregate consolidated indebtedness outstanding of $1,642.4 million, consisting of consolidated mortgage loans of $1,040.4 million, which were secured by a subset of our properties, $550.0 million outstanding under the 2014 7-Year Term Loan, the 2014 5-Year Term Loan, and the 2015 5-Year Term Loan and $52.0 million outstanding under the 2013 Revolving Facility (with $15.8 million pledged as collateral for two letters of credit). This indebtedness does not include our proportionate share of indebtedness of our partnership properties, which was $199.8 million at June 30, 2017, or indebtedness of $28.9 million related to assets held for sale. We may incur additional debt for various purposes, including, without limitation, to fund future asset acquisitions or ground-up development and operational needs. Our outstanding indebtedness, and the limitations imposed on us by our debt agreements, could have significant adverse consequences, including making it more difficult for us to pay quarterly cash dividends on the Series D Preferred Shares.

Our outstanding debt obligations restrict our ability to pay dividends on our Series D Preferred Shares or to redeem our Series D Preferred Shares.

We, our Operating Partnership and our subsidiaries are, and may in the future become, parties to debt agreements and instruments, which, among other things, restrict or prevent the payment of dividends on our capital shares or our ability to redeem any of our capital shares. For example, under the terms of our 2013 Revolving Facility, we are required to satisfy certain financial covenants, including among others, (1) total liabilities to gross asset value not to exceed 0.60:1; (2) minimum unencumbered NOI to Unsecured Interest Expense of 1.75:1; and (3) minimum ratio of adjusted EBITDA to fixed charges of 1.50:1. Our inability to meet the various financial and operating covenants contained in our debt agreements and instruments, including those discussed above, would prevent us from paying dividends to holders of our Series D Preferred Shares or redeeming our Series D Preferred Shares.

Our Series D Preferred Shares have not been rated.

We have not sought to obtain a rating for our Series D Preferred Shares. No assurance can be given, however, that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of our Series D Preferred Shares. In addition, we may elect in the future to obtain a rating of our Series D Preferred Shares, which could adversely affect the market price of our Series D Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings and such ratings could be revised downward, placed on a watch list or withdrawn entirely at the discretion of the issuing rating agency if, in its judgment, circumstances so warrant. Any such downward revision, placing on a watch list or withdrawal of a rating could have a material adverse effect on the market price of our Series D Preferred Shares.

As a holder of Series D Preferred Shares, you will have extremely limited voting rights.

Your voting rights as a holder of Series D Preferred Shares will be extremely limited. Our common shares are the only class of our capital shares carrying full voting rights. Voting rights for holders of Series D Preferred Shares exist primarily with respect to the ability to appoint, together with holders of our parity equity securities having like voting rights (including holders of our Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares), two additional trustees to our Board of Trustees in the event that six quarterly dividends (whether or not consecutive) payable on our Series D Preferred Shares (and such parity equity securities) are in arrears, and with respect to voting on amendments to our Trust Agreement or the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares that materially and adversely affect the rights of Series D Preferred Shareholders or create additional classes or series of preferred shares that are senior to our Series D Preferred Shares. See “Description of Our Series D Preferred Shares — Voting Rights” below. Other than the limited circumstances described in this prospectus supplement, holders of Series D Preferred Shares will not have any voting rights.

The change of control feature of our Series D Preferred Shares may not allow you to recover the liquidation preference of the Series D Preferred Shares, and the change of control conversion and redemption features of the Series D Preferred Shares may make it more difficult for, or discourage, a party from taking over our Company.

Upon the occurrence of a Change of Control, as a result of which our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such common securities) are not listed on the NYSE, the NYSE American, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE MKT or NASDAQ, holders of Series D

Preferred Shares will have the right to convert some or all of their Series D Preferred Shares into our common shares (or equivalent value of alternative consideration). Notwithstanding that we generally may not redeem the Series D Preferred Shares prior to September     , 2022, we have a special optional redemption right to redeem the Series D Preferred Shares at any time in the event of a Change of Control, and holders of Series D Preferred Shares will not have the right to convert any shares that we have elected to redeem prior to the Change of Control Conversion Date. See “Description of the Series D Preferred Shares — Conversion Rights” and “Description of the Series D Preferred Shares — Redemption.” Upon such a conversion, the holders will be limited to a maximum number of common shares equal to the Share Cap multiplied by the number of Series D Preferred Shares converted. If the Common Share Price (as defined in “Description of the Series D Preferred Shares — Conversion Rights”) is less than $             (which is     % of the per-share closing sale price of our common shares on September     , 2017), subject to adjustment, each holder will receive a maximum of                  of our common shares per Series D Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the holder’s Series D Preferred Shares. In addition, those features of the Series D Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for our Company or of delaying, deferring or preventing a change of control of our Company under circumstances that otherwise could provide the holders of our common shares and Series D Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

There is no established trading market for the Series D Preferred Shares and listing on the NYSE does not guarantee a market for the Series D Preferred Shares.

Our Series D Preferred Shares are a new issue of securities with no established trading market. We intend to file an application to list our Series D Preferred Shares on the NYSE, but there can be no assurance that the NYSE will approve the Series D Preferred Shares for listing. Even if the Series D Preferred Shares were to be listed, an active trading market on the NYSE for our Series D Preferred Shares may not develop or, if it does develop, may not last, in which case the trading price of our Series D Preferred Shares could be adversely affected. If an active trading market does develop on the NYSE, our Series D Preferred Shares may trade at prices lower than the initial offering price. In addition, we have been advised by the underwriters that they intend to make a market in our Series D Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

The market price and trading volume of the Series D Preferred Shares may fluctuate significantly and be volatile due to numerous factors beyond our control.

The Series D Preferred Shares are a new issue of securities with no established trading market, which may result in significant volatility in the market price and trading volume of the Series D Preferred Shares. In addition, the market price of our Series D Preferred Shares will depend on many factors (some of which are beyond our control), including:

•	prevailing interest rates;

•	the market for similar securities;

•	general economic and financial market conditions;

•	our issuance of additional preferred shares or debt securities; and

•	our financial condition, cash flows, results of operations and prospects.

The trading prices of common and preferred shares issued by REITs and other real estate companies historically have been affected by changes in market interest rates. One of the factors that may influence the market price of the Series D Preferred Shares is the annual yield from distributions on the Series D Preferred Shares as compared to yields on other financial instruments. An increase in market interest rates may lead prospective purchasers of the Series D Preferred Shares to demand a higher annual yield, which could reduce the market price of the Series D Preferred Shares.

Future offerings of debt or senior equity securities may adversely affect the market price of the Series D Preferred Shares.

If we decide to incur debt or issue senior equity securities in the future, it is possible that such debt or senior equity securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future might have rights, preferences and privileges more favorable than those of the Series D Preferred Shares and might result in dilution to holders of the Series D Preferred Shares. We and, indirectly, our shareholders, will bear the cost of issuing and servicing such securities. Because our decision to incur debt or issue equity securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future capital-raising efforts. Thus, holders of the Series D Preferred Shares will bear the risk that our future capital-raising efforts will reduce the market price of the Series D Preferred Shares and dilute the value of their holdings in us.

If our common shares are delisted, your ability to transfer or sell your Series D Preferred Shares may be limited and the market price of the Series D Preferred Shares will be materially adversely affected.

Other than in connection with certain change of control transactions, the Series D Preferred Shares will not contain provisions that protect you if our common shares are delisted from the NYSE. Since the Series D Preferred Shares have no stated maturity date, you may be forced to hold your Series D Preferred Shares indefinitely and receive dividends thereon only when, as and if authorized by our Board of Trustees and declared by us, with no assurance as to ever receiving the liquidation preference. In addition, if our common shares are delisted, it is likely that the Series D Preferred Shares will be delisted, which will limit your ability to transfer or sell your Series D Preferred Shares and would have a material adverse effect on the market price of the Series D Preferred Shares.

Market interest rates and other factors may have an effect on the price of the Series D Preferred Shares.

One of the factors that will influence the price of the Series D Preferred Shares will be the dividend yield on the Series D Preferred Shares (i.e. annual dividends as a percentage of the price of the Series D Preferred Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series D Preferred Shares to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution to our shareholders. Thus, higher market interest rates could cause the market price of the Series D Preferred Shares to decrease.

In addition, over the last several years, prices of equity securities in the U.S. trading markets have been experiencing extreme price fluctuations, and the market price of our common shares has also fluctuated significantly during this period. As a result of these and other factors, investors who purchase the Series D Preferred Shares in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Series D Preferred Shares, including decreases unrelated to our operating performance or prospects. Likewise, in the event that the Series D Preferred Shares become convertible upon a Change of Control and are converted into our common shares, holders of our common shares issued on conversion may experience a similar decrease in the market price of our common shares.

Our Trust Agreement contains, and the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares will contain, restrictions upon ownership and transfer of the Series D Preferred Shares.

The Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares will contain restrictions on ownership and transfer of the Series D Preferred Shares intended to assist us in maintaining our status as a REIT for U.S. federal income tax purposes. For example, the terms of the Series D Preferred Shares will restrict any person from acquiring beneficial or constructive ownership of more than 9.9% (by value or number of shares, whichever is more restrictive) of the outstanding Series D Preferred Shares, and our Trust Agreement, among other restrictions, restricts any person from acquiring beneficially or constructively more than 9.9% of the aggregate of our outstanding common shares, or 9.9% of the aggregate of the outstanding shares of a class or series of our preferred shares. See “Description of our Series D Preferred Shares — Restrictions on Ownership and Transfer” in this prospectus supplement. You should consider these ownership limitations prior to making a decision to purchase the Series D Preferred Shares. These ownership restrictions could also have anti-takeover effects and could reduce the possibility that a third party will attempt to acquire control of us, which could adversely affect the market price of the Series D Preferred Shares.

USE OF PROCEEDS

The net proceeds from this offering will be approximately $             million (or approximately $             million if the underwriters exercise in full their option to purchase                  additional Series D Preferred Shares), after deducting the underwriting discount and our estimated offering expenses.

We expect to use the net proceeds from this offering to redeem all or a portion of our outstanding Series A Preferred Shares with an aggregate liquidation preference of approximately $115.0 million and to use any remaining proceeds for general corporate purposes, including to fund the Company’s anchor replacement and redevelopment pipeline. Pending such application, we may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

Affiliates of certain of the underwriters in this offering are holders of outstanding Series A Preferred Shares and will receive a portion of the net proceeds of this offering that are used to redeem the outstanding Series A Preferred Shares. See “Underwriting” in this prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to combined fixed charges and preferred dividends for the six months ended June 30, 2017 and for the fiscal years ended December 31, 2016, 2015, 2014, 2013 and 2012 was as follows:

	Six Months Ended June 30, 2017			Year ended December 31,
	Actual		Pro Forma(1)	2016			2015		2014		2013		2012
				Actual		Pro Forma(2)
	(unaudited)					(unaudited)
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	—	(A)		—	(A)		—	(A)	—	(A)	—	(A)	—	(A)

(1)	The pro forma ratio of earnings to fixed charges for the six months ended June 30, 2017 assumes that the Series D Preferred Shares were issued on January 1, 2017 and that proceeds from the Series D Preferred Shares were used as described in the “Use of Proceeds” section of this prospectus supplement.
(2)	The pro forma ratio of earnings to fixed charges for the year ended December 31, 2016 assumes that the Series D Preferred Shares were issued on January 1, 2016 and that proceeds from the Series D Preferred Shares were used as described in the “Use of Proceeds” section of this prospectus supplement.

The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing our earnings by our combined fixed charges and preferred dividends. For this purpose, earnings have been calculated as (a) income (loss) from continuing operations before allocation to noncontrolling interest and income from investments in unconsolidated joint ventures, plus (b) fixed charges (as defined below), plus (c) amortization of capitalized interest, plus (d) distributed income of investments in unconsolidated joint ventures, less (a) capitalized interest, and less (b) preferred dividends on our Series A, Series B and Series C Preferred Shares. Fixed charges are comprised of (a) interest, whether expensed or capitalized, (b) amortization of premiums, discounts and capitalized expenses related to our indebtedness, and (c) the estimated interest component of rental expense. Preferred dividends are the amount of earnings required to pay dividends on outstanding preferred shares.

(A) The ratio is less than 1.0. The amount of the coverage deficiency for the respective periods is as follows:

(in thousands)	Six months Ended June 30, 2017		Year ended December 31,
	Actual	Pro Forma(3)	2016		2015	2014	2013	2012
			Actual	Pro Forma(4)
	(unaudited)			(unaudited)
Coverage deficiency	$70,266		$24,924		$148,065	$28,348	$35,635	$47,019

(3)	The pro forma coverage deficiency for the six months ended June 30, 2017 assumes that the Series D Preferred Shares were issued on January 1, 2017 and that proceeds from the Series D Preferred Shares were used as described in the “Use of Proceeds” section of this prospectus supplement.
(4)	The pro forma coverage deficiency for the year ended December 31, 2016 assumes that the Series D Preferred Shares were issued on January 1, 2016 and that proceeds from the Series D Preferred Shares were used as described in the “Use of Proceeds” section of this prospectus supplement.

The calculation of earnings for the respective periods includes the following non-cash items:

(in thousands)	Six months ended June 30, 2017	Year ended December 31, 2016	Year ended December 31, 2015	Year ended December 31, 2014	Year ended December 31, 2013	Year ended December 31, 2012
	(unaudited)
Impairment of assets	53,917	62,603	140,318	19,695	29,966	3,805

DESCRIPTION OF OUR SERIES D PREFERRED SHARES

The description of certain terms and provisions of our Series D Preferred Shares contained in this prospectus supplement does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to, our Trust Agreement, including the Preferred Shares Amendment setting forth the terms of our Series D Preferred Shares, our By-Laws and Pennsylvania law. The following description of the terms of our Series D Preferred Shares supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred shares set forth in the accompanying prospectus.

For purposes of this section, references to “we,” “our” and “our Company” refer only to Pennsylvania Real Estate Investment Trust and not to any of its subsidiaries.

General

Our Trust Agreement provides that we may issue up to 25,000,000 preferred shares. Our Trust Agreement authorizes our Board of Trustees to increase or decrease the number of authorized shares without shareholder approval. In April 2012, October 2012 and January 2017, we issued 4,600,000 8.25% Series A Preferred Shares, 3,450,000 7.375% Series B Preferred Shares and 6,900,000 7.20% Series C Preferred Shares, respectively, each with a liquidation preference of $25.00 per share.

Subject to the limitations prescribed by Pennsylvania law and our Trust Agreement and By-Laws, our Board of Trustees is authorized to establish the number of shares constituting each class or series of preferred shares and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Trustees or a duly authorized committee thereof.

Prior to the closing of this offering, we will amend our Trust Agreement to classify              shares of our authorized preferred shares as     % Series D Cumulative Redeemable Perpetual Preferred Shares and authorize the issuance thereof. When issued, our Series D Preferred Shares will be validly issued, fully paid and nonassessable. The holders of Series D Preferred Shares have no preemptive rights with respect to any of our shares or any of our other securities convertible into or carrying rights or options to purchase any shares of our shares.

Our Series D Preferred Shares will not be subject to any sinking fund and we will have no obligation to redeem or repurchase our Series D Preferred Shares. Unless converted by you in connection with a Change of Control or redeemed or repurchased by us, our Series D Preferred Shares will have a perpetual term, with no maturity.

The Preferred Shares Amendment setting forth the terms of our Series D Preferred Shares permits us to “reopen” this series, without the consent of the holders of our Series D Preferred Shares, in order to issue additional Series D Preferred Shares from time to time. Thus, we may in the future issue additional Series D Preferred Shares without your consent. Any additional Series D Preferred Shares will have the same terms as the Series D Preferred Shares being issued in this offering. These additional Series D Preferred Shares will, together with the Series D Preferred Shares being issued in this offering, constitute a single series of preferred shares under the Trust Agreement.

Ranking

Our Series D Preferred Shares will rank senior to the Junior Shares (as defined under “— Dividends” below), including our common shares, and equally with our Series A Preferred Shares, Series B Preferred Shares,

Series C Preferred Shares and any other parity equity securities that we might issue in the future, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any Series D Preferred Shares are outstanding, we may not authorize or create any class or series of capital shares that ranks senior to our Series D Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series D Preferred Shares voting as a single class. However, we may create additional classes or series of shares, amend our Trust Agreement to increase the authorized number of preferred shares or issue any class or series of equity securities ranking equally with our Series D Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up (“Parity Shares”) without the consent of any holder of Series D Preferred Shares. See “— Voting Rights” below for a discussion of the voting rights applicable if we seek to create any class or series of equity securities senior to our Series D Preferred Shares.

Dividends

Holders of Series D Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees, out of funds legally available for payment, and declared by us, cumulative cash dividends at the rate of     % per annum per share of its liquidation preference (equivalent to $             per annum per Series D Preferred Share).

Dividends on each Series D Preferred Share shall accrue daily and shall be cumulative from, and including, the date of original issue and are payable quarterly in arrears on or about the 15th day of each March, June, September and December (each, a “dividend payment date”), at the then applicable annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date and no interest, additional dividends or other sum will accrue on the amount so payable for the period from and after that dividend payment date to that next succeeding business day. Each dividend is payable to holders of record as they appear on our share records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our Board of Trustees. The first dividend on the Series D Preferred Shares after the date of original issuance is scheduled to be paid on December 15, 2017 and will be greater than the amount of a regular quarterly dividend, and that dividend will be paid to the persons who are holders of record of the Series D Preferred Shares at the close of business on the corresponding record date, which will be December 1, 2017. Dividends are cumulative from, and including, the date of original issue or the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of ours legally available for the payment of such dividends. Accumulations of dividends on our Series D Preferred Shares will not bear interest and holders of our Series D Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends. Dividends payable on our Series D Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on our Series D Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four.

No dividend will be declared or paid on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on our Series D Preferred Shares for all prior dividend periods; provided, however, that if accrued dividends on our Series D Preferred Shares for all prior dividend periods have not been paid in full or a sum sufficient for such payment is not set apart, then any dividend declared on our Series D Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accrued and unpaid dividends on our Series D Preferred Shares and such Parity Shares. All of our dividends on our Series D Preferred Shares will be credited first to the earliest accrued and unpaid dividend.

Our Board of Trustees will not authorize and we will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (other than in the form of

Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of our common shares made for purposes of an employee incentive or benefit plan of our Company or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving our qualification as a REIT), unless all cumulative dividends with respect to our Series D Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends.

As used herein, (i) the term “dividend” does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term “Junior Shares” means our common shares, and any other class or series of our capital shares now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to our Series D Preferred Shares.

Liquidation Preference

The holders of Series D Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of our Company, whether voluntary or involuntary, $25.00 per Series D Preferred Share, which we refer to in this prospectus supplement as the “Liquidation Preference,” plus an amount per share of Series D Preferred Shares equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to, but not including, the date of final distribution to such holders.

Until the holders of Series D Preferred Shares have been paid their entire Liquidation Preference per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date of final distribution to such holders, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of our Company. If, upon any liquidation, dissolution or winding up of our Company, our assets, or proceeds thereof, distributable among the holders of our Series D Preferred Shares are insufficient to pay in full the Liquidation Preference plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date of final distribution to such holders, and the liquidation preference and all accrued and unpaid dividends with respect to our Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series D Preferred Shares and our Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts which would be payable on such Series D Preferred Shares and Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of our Company with one or more entities, (ii) a statutory share exchange by our Company or (iii) a sale or transfer of all or substantially all of our assets, individually or as part of a series of transactions, will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of our Company.

Optional Redemption

We may not redeem our Series D Preferred Shares prior to September     , 2022, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or in connection with our special optional redemption right to redeem Series D Preferred Shares upon a Change of Control (as defined under “— Conversion Rights — Definitions” below). For further information regarding these exceptions, see “— Special Optional Redemption” below and “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus. To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, we may, at our option, redeem our Series D Preferred Shares, in whole, at any time, or in part, from time to time, for cash at $25.00 per share, plus, subject to exceptions, any accrued and unpaid dividends (whether or not declared) to, but not including, the date fixed for redemption. On or after September     , 2022, we, at our option upon not less than 30 nor more than 60 days written notice, may redeem our Series D Preferred Shares, in whole, at any time, or in part, from time to time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon (whether or not declared) to, but not including, the date fixed for redemption, which we refer to in this prospectus supplement collectively as the “redemption price.”

A notice of optional redemption (which may be contingent on the occurrence of a future event) will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series D Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price and whether or not accrued and unpaid dividends will be payable to holders surrendering Series D Preferred Shares or to the persons who were holders of record at the close of business on the relevant dividend record date;

•	the number of Series D Preferred Shares to be redeemed;

•	the place or places where the certificates, if any, evidencing the Series D Preferred Shares are to be surrendered for payment;

•	the procedures that the holders of Series D Preferred Shares must follow to surrender the certificates, if any, for redemption, including whether the certificates, if any, shall be properly endorsed or assigned for transfer; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series D Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series D Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata. If any redemption date is not a business day, then the redemption price may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined under “— Conversion Rights” below), we will have the option to redeem our Series D Preferred Shares, in whole, at any time, or in part, from time to time, within 120 days after the date on which such Change of Control has occurred for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) to, but not including, the redemption date. If, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem some or all of the Series D Preferred Shares (whether pursuant to our optional redemption right described above under “— Optional Redemption” or this special optional redemption right), the holders of Series D Preferred Shares will not have the Change of Control Conversion Right (as defined below) with respect to the shares called for redemption. If we elect to redeem any Series D Preferred Shares as described in this paragraph, we may use any available cash to pay the redemption price, and we will not be required to pay the redemption price only out of the proceeds from the issuance of other classes and series of our capital shares or any other specific source.

A notice of special optional redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the holders of record of our Series D Preferred Shares at their addresses as they appear on our share transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the special optional redemption of the Series D Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

•	the redemption date;

•	the redemption price and whether or not accrued and unpaid dividends will be payable to holders surrendering Series D Preferred Shares or to the persons who were holders of record at the close of business on the relevant dividend record date;

•	the number of Series D Preferred Shares to be redeemed;

•	the place or places where the certificates, if any, evidencing the Series D Preferred Shares are to be surrendered for payment;

•	the procedures that the holders of Series D Preferred Shares must follow to surrender the certificates, if any, for redemption, including whether the certificates, if any, shall be properly endorsed or assigned for transfer;

•	that the Series D Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

•	that the holders of Series D Preferred Shares to which the notice relates will not be able to tender such Series D Preferred Shares for conversion in connection with the Change of Control and each Series D Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date; and

•	that dividends on the shares to be redeemed will cease to accrue on such redemption date.

If fewer than all the Series D Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series D Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series D Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata. If any redemption date is not a business day, then the redemption price may be paid on the next business day and no interest, additional dividends or other sums will accrue on the amount payable for the period from and after that redemption date to that next business day.

General Provisions Applicable to Redemptions

On the redemption date, we must pay on each Series D Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and on or prior to the related payment date, the holders of Series D Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares on or prior to such dividend payment date. Except as provided for in the two preceding sentences, no payment or allowance will be made for unpaid dividends, whether or not in arrears, on any Series D Preferred Shares called for redemption.

If full cumulative dividends on our Series D Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, we may not purchase, redeem or otherwise acquire any Series D Preferred Shares or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by us of shares held in excess of the limits in our Trust Agreement in order to ensure that we continue to meet the requirements for qualification as a REIT. See “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus.

On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series D Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and on or prior to the related payment date, holders of Series D Preferred Shares on the dividend payment record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series D Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Conversion Rights

Definitions

As used in this prospectus supplement, the following terms shall have the following meanings:

A “Change of Control” will be deemed to have occurred at such time after the original issuance of the Series D Preferred Shares when the following has occurred:

•	the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of the Company entitling that person to exercise more than 50% of the total voting power of all shares of the Company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•	following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on NYSE, NYSE American, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, NYSE American or NASDAQ.

The “Common Share Price” will be (i) if the consideration to be received in the Change of Control by the holders of our common shares is solely cash, the amount of cash consideration per common share or (ii) if the consideration to be received in the Change of Control by holders of our common shares is other than solely cash (x) the average of the closing sale prices per common share (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common shares are then traded, or (y) the average of the last quoted bid prices for our common shares in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common shares are not then listed for trading on a U.S. securities exchange.

Conversion

Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem some or all of the Series D Preferred Shares held by such holder as described above under “— Optional Redemption” or “— Special Optional Redemption,” in which case such holder will have the right only with respect to Series D Preferred Shares that are not called for redemption) to convert some or all of the Series D Preferred Shares held by such holder (referred to as the “Change of Control Conversion Right”) on the Change

of Control Conversion Date into a number of our common shares per Series D Preferred Share (referred to as the “Common Shares Conversion Consideration”) equal to the lesser of:

•	the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per Series D Preferred Share plus the amount of any accrued and unpaid dividends thereon to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Shares dividend payment and prior to the corresponding dividend payment date for the Series D Preferred Shares, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (ii) the Common Share Price, as defined above (such quotient is referred to as the “Conversion Rate”); and

•	(referred to as the “Share Cap”).

Anything in the Preferred Shares Amendment to the contrary notwithstanding and except as otherwise required by law, the persons who are the holders of record of Series D Preferred Shares at the close of business on a record date for the payment of dividends will be entitled to receive the dividend payable on the corresponding dividend payment date notwithstanding the conversion of those shares after such record date and on or prior to such dividend payment date and, in such case, the full amount of such dividend shall be paid on such dividend payment date to the persons who were the holders of record at the close of business on such record date.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case referred to as a “Share Split”) with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding immediately after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

For the avoidance of doubt, subject to the immediately succeeding sentence, the number of our common shares (or equivalent Alternative Conversion Consideration (as defined below), as applicable) issuable or deliverable, as applicable, in connection with the exercise of the Change of Control Conversion Right will not exceed                 common shares in total (or equivalent Alternative Conversion Consideration, as applicable), subject to proportionate increase to the extent the underwriters’ option to purchase additional Series D Preferred Shares is exercised, not to exceed                 common shares in total (or equivalent Alternative Conversion Consideration, as applicable) (referred to as the “Exchange Cap”). The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap, and shall be increased on a pro rata basis with respect to any additional Series D Preferred Shares designated and authorized for issuance pursuant to any subsequent amendments to our Trust Agreement.

In the case of a Change of Control as a result of which holders of our common shares are entitled to receive consideration in a form other than solely our common shares, including other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for our common shares (the “Alternative Form Consideration”), a holder of Series D Preferred Shares will be entitled thereafter to convert (subject to our redemption rights as described above) such Series D Preferred Shares not into our common shares but solely into the kind and amount of Alternative Form Consideration which the holder of Series D Preferred Shares would have owned or been entitled to receive upon such Change of Control as if such holder of Series D Preferred Shares then held the Common Shares Conversion Consideration immediately prior to the effective time of the Change of Control (the “Alternative Conversion Consideration,” and the Common Shares Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, are referred to as the “Conversion Consideration”).

If the holders of our common shares have the opportunity to elect the form of consideration to be received in such Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common shares that voted for such an election (if electing between more than two types of consideration), as the case may be.

We will not issue fractional common shares upon the conversion of our Series D Preferred Shares. Instead, we will pay the cash value of such fractional shares.

Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series D Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

•	the events constituting the Change of Control;

•	the date of the Change of Control;

•	the last date on which the holders of Series D Preferred Shares may exercise their Change of Control Conversion Right;

•	the method and period for calculating the Common Share Price;

•	the Change of Control Conversion Date, which will be a business day that is no less than 20 days nor more than 35 days following the date of the notice;

•	that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any Series D Preferred Shares, holders will not be able to convert the Series D Preferred Shares called for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

•	if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series D Preferred Share;

•	the name and address of the paying agent, transfer agent and the conversion agent;

•	the procedures that the holders of Series D Preferred Shares must follow to exercise the Change of Control Conversion Right (including procedures for surrendering shares for conversion through the facilities of a depositary), including the form of conversion notice to be delivered by such holders as described below; and

•	the last date on which holders of Series D Preferred Shares may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if such organizations are not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Shares.

In order to exercise the Change of Control Conversion Right, a holder of Series D Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) evidencing Series D Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

•	the relevant Change of Control Conversion Date;

•	the number of Series D Preferred Shares to be converted; and

•	that the Series D Preferred Shares are to be converted pursuant to the applicable provisions of the Series D Preferred Shares.

The “Change of Control Conversion Date” will be a business day that is no less than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series D Preferred Shares.

Holders of Series D Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

•	the number of withdrawn Series D Preferred Shares;

•	if certificated Series D Preferred Shares have been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and

•	the number of Series D Preferred Shares, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the Series D Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company, or DTC.

Subject to the exercise of our redemption rights, Series D Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date.

In connection with the exercise of any Change of Control Conversion Right, we will comply with all U.S. federal and state securities laws and stock exchange rules in connection with any conversion of Series D Preferred Shares into common shares. Notwithstanding any other provision of our Series D Preferred Shares, no holder of our Series D Preferred Shares will be entitled to convert such Series D Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our Trust Agreement and the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares. See “— Restrictions on Ownership and Transfer” below and “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus.

These Change of Control conversion and redemption features may make it more difficult for or discourage a party from taking over our Company. See “Risk Factors — The change of control feature of our Series D Preferred Shares may not allow you to recover the liquidation preference of the Series D Preferred Shares, and the change of control conversion and redemption features of the Series D Preferred Shares may make it more difficult for, or discourage, a party from taking over our Company.” We are not aware, however, of any specific effort to accumulate our shares with the intent to obtain control of our Company by means of a merger, tender offer, solicitation or otherwise. In addition, the Change of Control redemption feature is not part of a plan by us to adopt a series of anti-takeover provisions. Instead, the Change of Control conversion and redemption features are a result of negotiations between us and the underwriters.

Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

Voting Rights

Except as indicated below, the holders of Series D Preferred Shares have no voting rights.

If and whenever six quarterly dividends (whether or not consecutive) payable on our Series D Preferred Shares are in arrears, whether or not earned or declared, the number of members then constituting our Board of Trustees will be increased by two and the holders of Series D Preferred Shares, voting together as a class with the holders of our Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares and any other class or series of Parity Shares upon which like voting rights have been conferred and are exercisable (any such other class or series, the “Voting Preferred Shares”), will have the right to elect two additional trustees of the Company (the “Preferred Share Trustees”) at an annual meeting of shareholders or a properly called special meeting of the holders of our Series D Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on our Series D Preferred Shares and such other Voting Preferred Shares have been paid. Whenever all arrears in dividends on our Series D Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on our Series D Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Series D Preferred Shares and the Voting Preferred Shares to elect the Preferred Share Trustees will cease, the terms of office of the Preferred Share Trustees will forthwith terminate and the number of members of the Board of Trustees will be reduced accordingly. However, the right of the holders of our Series D Preferred Shares and the Voting Preferred Shares to elect the Preferred Share Trustees will again vest if and whenever six quarterly dividends (whether or not consecutive) are in arrears, as described above. In class votes with other Voting Preferred Shares, preferred shares of different classes or series shall vote in proportion to the liquidation preference of the respective preferred shares.

In addition, the approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series D Preferred Shares, voting separately as a class, either at a meeting of shareholders or by written consent, is required (i) to amend, alter or repeal any provisions of our Trust Agreement or the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Series D Preferred Shares, (ii) to enter into any share exchange that affects the Series D Preferred Shares or to consolidate with or merge into any other entity, or to permit any other entity to consolidate with or merge into us, unless in each such case each Series D Preferred Share remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred shares of the surviving or resulting entity having preferences, rights, dividends, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption substantially identical to and in any event without any material adverse change to those of the Series D Preferred Shares, or (iii) to authorize, create, or increase the authorized amount of any class or series of capital shares having rights senior to our Series D Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the other class or series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such class or series so affected is required). However, we may create additional classes of Parity Shares and Junior Shares, amend our Trust Agreement to increase the authorized number of Series D Preferred Shares, Parity Shares and Junior Shares and issue additional classes or series of Parity Shares and Junior Shares without the consent of any holder of Series D Preferred Shares.

Information Rights

During any period in which we are not subject to Section 13 or 15(d) of the Exchange Act and any Series D Preferred Shares are outstanding, we will (i) transmit by mail (or other permissible means under the Exchange Act) to all holders of Series D Preferred Shares, as their names and addresses appear in our record books and without cost to such holders, copies of the annual reports on Form 10-K and quarterly reports on Form 10-Q that we would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if we were subject thereto (other than any exhibits that would have been required) and (ii) promptly, upon request, supply copies of such reports to any prospective holder of Series D Preferred Shares. We will mail (or otherwise provide) the information to the holders of Series D Preferred Shares within 15 days after the respective dates by which a periodic report on Form 10-K or Form 10-Q, as the case may be, in respect of such information would have been required to be filed with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act, in each case, based on the dates on which we would be required to file such periodic reports if we were a “non-accelerated filer” within the meaning of the Exchange Act.

Restrictions on Ownership and Transfer

Holders of Series D Preferred Shares will be subject to the ownership and transfer restrictions of our Trust Agreement and the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares. See “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus.

As discussed in “Description of Preferred Shares of Beneficial Interest — Restrictions on Ownership” in the accompanying prospectus, our Trust Agreement generally prohibits any person (other than a person who has been granted an exception) from beneficially or constructively owning more than 9.9% of the aggregate of our outstanding common shares, or 9.9% of the aggregate of the outstanding shares of a class or series of our preferred shares. In addition, pursuant to the Preferred Shares Amendment setting forth the terms of the Series D Preferred Shares, no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% (by value or number of shares, whichever is more restrictive) of our Series D Preferred Shares.

Our board of trustees, in its sole discretion, may exempt a person from the above ownership limits. However, our board of trustees may not grant an exemption to any person unless our board of trustees obtains such representations and undertakings as our board of trustees may deem appropriate in order to determine that granting the exemption would not result in our losing our qualification as a REIT. As a condition of granting the exemption, our board of trustees will require a ruling from the Internal Revenue Service or an opinion of counsel or PREIT’s tax accountants to the effect that such exemption will not result in PREIT being “closely held” within the meaning of Section 856(h) of the Internal Revenue Code.

In addition to the 9.9% ownership limit discussed above, the Series D Preferred Shares are subject to the transfer restrictions set forth in our Trust Agreement, as amended by the Preferred Shares Amendment, setting forth the terms of the Series D Preferred Shares. Generally, the Trust Agreement, as amended by the Preferred Shares Amendment, prohibits the transfer of Series D Preferred Shares which, if effective, would result in any person beneficially or constructively owning Series D Preferred Shares in excess, or in violation, of the transfer or ownership limitations. In that event, that number of Series D Preferred Shares, the beneficial or constructive ownership of which otherwise would cause such person to violate the transfer or ownership limitations (rounded up to the nearest whole share), will be automatically exchanged for an equal number of Excess Shares (as defined in the Trust Agreement), which Excess Shares shall be deemed to have been transferred to the Company, as trustee of a Special Trust (as defined in the Trust Agreement) for the exclusive benefit of the beneficiaries thereof. The prohibited owner will not acquire any rights in such Series D Preferred Shares. This automatic transfer will be considered effective as of the close of business on the business day before the violative transfer.

Listing

We intend to file an application to list our Series D Preferred Shares on the NYSE under the symbol “PEIPrD.” We expect trading of the Series D Preferred Shares on the NYSE, if listing is approved, to commence within 30 days after the date of initial delivery of the shares. See “Underwriting” in this prospectus supplement for a discussion of the expected trading of our Series D Preferred Shares on the NYSE.

Book-Entry Procedures

DTC will act as securities depositary for our Series D Preferred Shares. We will issue one or more fully registered global securities certificates in the name of DTC’s nominee, Cede & Co. These certificates will represent the total aggregate number of Series D Preferred Shares. We will deposit these certificates with DTC or a custodian appointed by DTC. We will not issue certificates to you for our Series D Preferred Shares that you purchase, unless DTC’s services are discontinued as described below.

Title to book-entry interests in our Series D Preferred Shares will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the securities may be transferred within DTC in accordance with procedures established for these purposes by DTC.

Each person owning a beneficial interest in our Series D Preferred Shares must rely on the procedures of DTC and the participant through which such person owns its interest to exercise its rights as a holder of our Series D Preferred Shares.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, referred to as Direct Participants, deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, and are referred to as Indirect Participants. The rules applicable to DTC and its Direct and Indirect Participants are on file with the SEC.

When you purchase our Series D Preferred Shares within the DTC system, the purchase must be by or through a Direct Participant. The Direct Participant will receive a credit for our Series D Preferred Shares on DTC’s records. You, as the actual owner of our Series D Preferred Shares, are the “beneficial owner.” Your beneficial ownership interest will be recorded on the Direct and Indirect Participants’ records, but DTC will have no knowledge of your individual ownership. DTC’s records reflect only the identity of the Direct Participants to whose accounts Series D Preferred Shares are credited.

You will not receive written confirmation from DTC of your purchase. The Direct or Indirect Participants through whom you purchased our Series D Preferred Shares should send you written confirmations providing details of your transactions, as well as periodic statements of your holdings. The Direct and Indirect Participants are responsible for keeping an accurate account of the holdings of their customers like you.

Transfers of ownership interests held through Direct and Indirect Participants will be accomplished by entries on the books of Direct and Indirect Participants acting on behalf of the beneficial owners.

The laws of some states may require that specified purchasers of securities take physical delivery of our Series D Preferred Shares in definitive form. These laws may impair the ability to transfer beneficial interests in the global certificates representing our Series D Preferred Shares.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

We understand that, under DTC’s existing practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global security such as you desires to take any action which a holder is entitled to take under our Trust Agreement, DTC would authorize the Direct Participants holding the relevant shares to take such action, and those Direct Participants and any Indirect Participants would authorize beneficial owners owning through those Direct and Indirect Participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Redemption notices will be sent to Cede & Co. If less than all of the Series D Preferred Shares are being redeemed, DTC will reduce each Direct Participant’s holdings of Series D Preferred Shares by lot or otherwise in accordance with its procedures. Notices regarding the occurrence of a Change of Control will also be sent to Cede & Co. Holders of Series D Preferred Shares must follow the procedures of DTC to exercise a Change of Control Conversion Right.

In those instances where a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to our Series D Preferred Shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants whose accounts our Series D Preferred Shares are credited on the record date, which are identified in a listing attached to the omnibus proxy.

Dividend payments on our Series D Preferred Shares will be made directly to DTC (or its successor, if applicable). DTC’s practice is to credit Direct and Indirect Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that payment date.

Payments by Direct and Indirect Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of the participant and not of DTC, us or any agent of ours.

DTC may discontinue providing its services as securities depositary with respect to our Series D Preferred Shares at any time by giving reasonable notice to us. Additionally, we might decide to discontinue the book-entry only system of transfers with respect to our Series D Preferred Shares. In that event, we will print and deliver certificates in fully registered, definitive form for our Series D Preferred Shares. If DTC notifies us that it is unwilling to continue as securities depositary, or it is unable to continue or ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days after receiving such notice or becoming aware that DTC is no longer so registered, we will issue our Series D Preferred Shares in definitive form, at our expense, upon registration or transfer of, or in exchange for, such global security.

According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures. Initial settlement for our Series D Preferred Shares will be made in immediately available funds. Secondary market trading between DTC’s Participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Transfer Agent, Registrar, Dividend Disbursing Agent, Conversion Agent and Redemption Agent

The transfer agent, registrar, dividend disbursing agent, conversion agent and redemption agent for our Series D Preferred Shares is Wells Fargo Shareowner Services, an affiliate of one of the underwriters in this offering.

ADDITIONAL MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of additional material U.S. federal income tax considerations pertaining to the ownership and disposition of Series D Preferred Shares and should be read in conjunction with the referenced sections in the accompanying prospectus. This discussion of additional considerations is general in nature and is not exhaustive of all possible U.S. federal income tax considerations, nor does the discussion address any state, local or foreign tax considerations. This discussion of additional considerations is based on current law and does not purport to deal with all aspects of U.S. federal income taxation that may be relevant to a prospective shareholder in light of its particular circumstances or to certain types of shareholders (including insurance companies, financial institutions, broker-dealers, tax exempt investors, former citizens or residents of the United States, and entities that are partnerships for U.S. federal income tax purposes) subject to special treatment under U.S. federal income tax law. We have not requested and will not request a ruling from the Internal Revenue Service (the “IRS”) with respect to any of the U.S. federal income tax issues discussed below or in the accompanying prospectus. Prospective investors should consult, and must depend on, their own tax advisors regarding the U.S. federal, state, local, foreign and other tax consequences of holding and disposing of Series D Preferred Shares.

For a discussion of the taxation of the Company and the tax considerations relevant to shareholders generally, see “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus, as supplemented and superseded by the discussion below, beginning with the heading “Taxation of the Company as a REIT.” To the extent any information set forth under the title “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. The supplemental information below is provided on the same basis and subject to the same qualifications as are set forth in the first three paragraphs immediately below the title “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus, as if those paragraphs were set forth in this prospectus supplement.

Taxation of Shareholders of Series D Preferred Shares

Taxation of United States Shareholders of Series D Preferred Shares

Distributions; Withholding. For a discussion of the taxation of the Company, the treatment of distributions with respect to shares of the Company, and the withholding rules, see “Material U.S. Federal Income Tax Consequences — Taxation of the Company as a REIT,” “— Taxation of United States Shareholders,” and “— Information Reporting and Backup Withholding Tax Applicable to Shareholders — United States Shareholders” in the accompanying prospectus. In determining the extent to which a distribution on Series D Preferred Shares constitutes a dividend for U.S. federal income tax purposes, the earnings and profits of the Company will be allocated first to distributions with respect to the Series D Preferred Shares and all other series of preferred shares of the Company, and second to distributions with respect to our common shares.

Sale or Exchange of Series D Preferred Shares. Upon the sale, exchange or other disposition (other than a redemption or conversion) of Series D Preferred Shares, a United States Shareholder of Series D Preferred Shares will realize capital gain or loss measured by the difference between the amount realized on the sale, exchange or other disposition of the Series D Preferred Shares and such shareholder’s adjusted tax basis in the Series D Preferred Shares (provided the Series D Preferred Shares are held as capital assets). For a discussion of capital gain taxation see “Material U.S. Federal Income Tax Consequences — Taxation of United States Shareholders” in the accompanying prospectus.

Redemption of Series D Preferred Shares. The treatment to a United States Shareholder of Series D Preferred Shares of any redemption by the Company (as distinguished from a sale, exchange or other disposition other than a redemption or conversion) of Series D Preferred Shares can only be determined on the basis of particular facts as to the shareholder of Series D Preferred Shares at the time of redemption. In general, a United

States Shareholder of Series D Preferred Shares will recognize capital gain or loss measured by the difference between the amount received upon the redemption and the shareholder’s adjusted tax basis in the Series D Preferred Shares redeemed (provided the Series D Preferred Shares are held as capital assets) if such redemption (i) results in a “complete termination” of a shareholder’s interest in all classes of stock of the Company under Section 302(b)(3) of the Code, (ii) is “not essentially equivalent to a dividend” with respect to the shareholder under Section 302(b)(1) of the Code, or (iii) is a “substantially disproportionate” redemption with respect to the shareholder under the Code. In applying these tests, there must be taken into account not only any Series D Preferred Shares owned by the United States Shareholder, but also such shareholder’s ownership of other classes of our shares of stock and any options (including share purchase rights) to acquire any of the foregoing. The United States Shareholder also must take into account any such securities (including options) which are considered to be owned by such shareholder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.

If a particular United States Shareholder of Series D Preferred Shares owns (actually or constructively) none of our voting stock or owns an insubstantial amount of our voting stock, based upon current law, it is probable that the redemption of Series D Preferred Shares from such a shareholder would be considered “not essentially equivalent to a dividend.” However, whether a distribution in redemption of shares is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a shareholder of Series D Preferred Shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the Series D Preferred Shares will be treated as a distribution on the Series D Preferred Shares as described under “Material U.S. Federal Income Tax Consequences — Taxation of United States Shareholders” in the accompanying prospectus.

If the redemption is taxed as a distribution, the United States Shareholder’s adjusted tax basis in the redeemed Series D Preferred Shares will be transferred to any other stockholdings of the shareholder of Series D Preferred Shares in the Company. If the United States Shareholder of Series D Preferred Shares owns no other stock in the Company, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.

With respect to a redemption of Series D Preferred Shares that is treated as a distribution with respect to our stock, the IRS has proposed Treasury Regulations that would require the basis reduction associated with a distribution, which is not otherwise taxable as a dividend, to be applied on a “share-by-share” basis, which could result in taxable income with respect to some shares, even though the shareholder’s aggregate basis in its shares would be sufficient to absorb the entire redemption distribution (in excess of any amount of such distribution treated as a dividend). In addition, as a general matter, these proposed Treasury Regulations would not permit the transfer of basis in the redeemed shares of the Series D Preferred Shares to the remaining shares of other classes of our stock held (directly or indirectly) by the redeemed shareholder. Instead, the unrecovered basis in our Series D Preferred Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury Regulations will ultimately be finalized.

Conversion of Series D Preferred Shares into Common Shares. Except as provided below, a United States Shareholder of our Series D Preferred Shares generally will not recognize gain or loss upon the conversion of our Series D Preferred Shares into our common shares. Except as provided below, a United States Shareholder’s basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series D Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series D Preferred Shares will be treated as a distribution on our shares as described under “Material U.S. Federal Income Tax Consequences — Taxation of United States Shareholders” in the accompanying prospectus. A United States

Shareholder’s basis in common shares received upon a conversion that is attributable to accumulated and unpaid dividends should be equal to the amount of such accumulated and unpaid dividends and the holding period of such common shares will begin on the day after the conversion. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share of common stock deemed exchanged. This gain or loss will be long-term capital gain or loss if the United States Shareholder has held the Series D Preferred Shares for more than one year. See “Material U.S. Federal Income Tax Consequences — Taxation of United States Shareholders” in the accompanying prospectus. United States Shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such shareholder exchanges common shares received on a conversion of Series D Preferred Shares for cash or other property.

Taxation of Non-United States Shareholders of Series D Preferred Shares

Distributions; Withholding. For a discussion of the taxation of the Company, the treatment of distributions with respect to shares of the Company, and the withholding rules, see “Material U.S. Federal Income Tax Consequences — Taxation of the Company as a REITs,” “— U.S. Taxation of Non-United States Shareholders,” and “— Information Reporting and Backup Withholding Tax Applicable to Shareholders-Non-United States Shareholders” in the accompanying prospectus. In determining the extent to which a distribution on Series D Preferred Shares constitutes a dividend for U.S. federal income tax purposes, the earnings and profits of the Company will be allocated first to distributions with respect to the Series D Preferred Shares and all other series of preferred shares of the Company, and second to distributions with respect to our common shares.

Sale or Exchange of Series D Preferred Shares. For a discussion of the tax treatment of the sale, exchange or other disposition (other than a redemption or conversion) of Series D Preferred Shares by a non-United States Shareholder, see “Material U.S. Federal Income Tax Consequences — U.S. Taxation of Non-United States Shareholders” in the accompanying prospectus.

Redemption of Series D Preferred Shares. See discussion above under “— Taxation of United States Shareholders of Series D Preferred Shares — Redemption of Series D Preferred Shares.” If the redemption does not meet any of the tests described in “— Taxation of United States Shareholders of Series D Preferred Shares — Redemption of Series D Preferred Shares,” then the redemption proceeds received from our Series D Preferred Shares will be treated as a distribution on our shares as described under “— Distributions; Withholding” above. If the redemption is not treated as a distribution taxable as a dividend, it will be treated as a sale or exchange in the manner described under “— Sale or Exchange of Series D Preferred Shares” above.

Conversion of Series D Preferred Shares into Common Shares. Except as provided below, a non-United States Shareholder of our Series D Preferred Shares generally will not recognize gain or loss upon the conversion of our Series D Preferred Shares into our common shares, provided our Series D Preferred Shares do not constitute a U.S. real property interest (“USRPI”). Even if our Series D Preferred Shares constitute a USRPI, provided our common shares also constitute a USRPI, a non-United States Shareholder generally will not recognize gain or loss upon a conversion of our Series D Preferred Shares into our common shares provided certain reporting requirements are satisfied. Assuming that a non-United States Shareholder does not generally recognize gain or loss upon the conversion of the Series D Preferred Shares into our common shares and except as provided below, a non-United States Shareholder’s basis and holding period in the common shares received upon conversion will be the same as those of the converted Series D Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash). Common shares received in a conversion that is attributable to accumulated and unpaid dividends on the converted Series D Preferred Shares will be treated as a distribution on our shares as described under “Material U.S. Federal Income Tax Consequences — U.S. Taxation of Non-United States Shareholders” in the

accompanying prospectus. A non-United States Shareholder’s basis in common shares received upon a conversion that is attributable to accumulated and unpaid dividends should be equal to the amount of such accumulated and unpaid dividends and the holding period of such common shares will begin on the day after the conversion. Cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in exchange for such fractional share of common stock as described under “Material U.S. Federal Income Tax Consequences — U.S. Taxation of Non-United States Shareholders” in the accompanying prospectus. Non-United States Shareholders should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such shareholder exchanges common shares received on a conversion of Series D Preferred Shares for cash or other property.

Taxation of the Company as a REIT — Taxation

The following discussion supersedes the eighth numbered paragraph in the third paragraph in the discussion under the heading “Taxation of the Company as a REIT — Taxation” in the accompanying prospectus.

(8) If we acquire any assets from a non-REIT “C” corporation in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the assets in the hands of the non-REIT “C” corporation, we would be liable for corporate income tax, at the highest applicable corporate rate, for the “built-in gain” with respect to those assets if we dispose of those assets in a taxable transaction during the 5-year period beginning on the day the assets were transferred to us by the non-REIT “C” corporation. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT “C” corporation’s interest in the partnership. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT “C” corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. Any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code would be excluded from the application of this built-in gains tax. However, if we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “— Taxation of U.S. Shareholders — Qualified Dividend Income.”

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Taxable REIT Subsidiaries” in the accompanying prospectus.

As a REIT, we are subject to certain restrictions and excise taxes with respect to transactions with taxable REIT subsidiaries. Effective for taxable years beginning after December 31, 2015, an excise tax of 100% is imposed on a REIT with respect to the gross income of a taxable REIT subsidiary that is attributable to services provided to, or on behalf of, the REIT (and not to services provided to tenants), less properly allocable deductions, to the extent that the reported amount of such income is adjusted by the IRS by reason of such reported amount being less than the amount that would have been paid to a party in an arm’s-length transaction.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Ownership of Partnership Interests by a REIT” in the accompanying prospectus.

Recent legislation may alter who bears the liability in the event any subsidiary partnership is audited and an adjustment is assessed. Under the Bipartisan Budget Act of 2015, Congress recently revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against and collected from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Income Tests Applicable to REITs” in the accompanying prospectus.

Effective for taxable years beginning after December 31, 2015: (1) income from clearly identified hedging transactions that are entered into with respect to previously-acquired hedging transactions that a REIT entered into to manage interest rate or currency fluctuation risks when the previously hedged indebtedness is extinguished or property is disposed of is excluded from gross income; and (2) interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test but will continue to be treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT” in the accompanying prospectus.

Hedging Transaction Income. From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items and futures and forward contracts. Income and gain from “qualified hedging transactions” are excluded from gross income for purposes of the 75% and 95% gross income tests. A “qualified hedging transaction” includes: (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; (ii) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain); and (iii) any transaction entered into to “offset” a transaction described in (i) or (ii) if a portion of the hedged indebtedness is extinguished or the related property disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements in order to be treated as a qualified hedging transaction. Effective for taxable years beginning after December 31, 2015, also excluded from gross income for purposes of the 75% and 95% gross income tests is income from hedging transactions that are entered into with respect to previously-acquired hedging transactions that were entered into to manage interest rate or currency fluctuation risks when the previously hedged indebtedness is extinguished or the property is disposed of tests. We have structured and intend to continue to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Prohibited Transactions Income” in the accompanying prospectus.

We are subject to a prohibited transaction tax of 100% of the net income derived from the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business. We will not be subject to this tax if we satisfy the requirements of a safe harbor, which includes an asset holding period of at least two years. If we satisfy these requirements, we may either (1) make no more than seven sales within a taxable year, or (2) sell either no more than 10% of the aggregate bases, or no more than 10% of the aggregate fair market value, of all of our assets as of the beginning of the taxable year (other than, in the case of either (1) or (2), sales of foreclosure property or tax-deferred involuntary conversions) without being subject to the prohibited transaction tax. If we make more than seven sales within a taxable year, substantially all of the marketing and development expenditures with respect to the property must be made through an independent contractor from whom we do not derive or receive any income.

Effective for taxable years beginning after December 18, 2015, the 10% limits described in the immediately preceding paragraph have been increased to 20% so that we are now permitted under the safe harbor to sell in a taxable year no more than 20% of the aggregate bases, or no more than 20% of the aggregate fair market value, of all of our assets as of the beginning of the taxable year (other than sales of foreclosure property or tax-deferred involuntary conversions) without being subject to the prohibited transaction tax, provided that the aggregate adjusted bases and the fair market value of the property sold (other than sales of foreclosure property or tax-deferred conversions) during the three taxable year period ending with such taxable year does not exceed 10% of the sum of the aggregate adjusted bases, or the sum of the fair market value, of all of our assets as of the beginning of each of the three taxable years that are part of the period. In addition, a taxable REIT subsidiary may now provide development and marketing expenditures without causing us to fail to satisfy the requirements of the safe harbor.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Penalty Tax” in the accompanying prospectus.

Effective for taxable years beginning after December 31, 2015, the items subject to the 100% penalty tax include “redetermined TRS service income.” Redetermined TRS service income is gross income (less deductions allocable thereto) of a taxable REIT subsidiary attributable to services provided to, or on behalf of, us that is less than the amounts that would have been paid by us to the taxable REIT subsidiary if based on arm’s length negotiations.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Asset Tests Applicable to REITs” in the accompanying prospectus.

We are subject to certain tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, in some circumstances, stock or debt instruments purchased with new capital. Effective for taxable years beginning after December 31, 2015, “real estate assets” includes debt instruments of “publicly offered REITs,” interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property under the applicable Code section, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all real and personal property securing the mortgage.

Under current law, not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Effective for taxable years beginning after December 31, 2017, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Effective for taxable years beginning after December 31, 2015, no more than 25% of the value of the value of our total assets may consist of debt instruments issued by “publicly offered REITs” to the extent such debt instruments are not secured by real property or interests in real property.

The following discussion is added to the discussion under the heading “Taxation of the Company as a REIT — Annual Distribution Requirements Applicable to REITs” in the accompanying prospectus.

As a REIT, we are subject to a requirement that we make distributions to our shareholders in an amount equal to the sum of 90% of our REIT taxable income, computed without regard to the dividends-paid deduction and our net capital gain, and 90% of our net income, if any, from foreclosure property in excess of the special tax on income from foreclosure property, minus the excess of the sum of specified items of our non-cash income over 5% of our REIT taxable income. Under the law in effect prior to January 1, 2015, a “preferential dividend” was not eligible for a dividends-paid deduction and, therefore, was not counted toward this distribution requirement. Effective for distributions in our taxable year that began on January 1, 2015 and all future taxable years, preferential dividends distributed by us may be taken into account for purposes of determining our dividends-paid deduction so long as we qualify as a publicly offered REIT (as defined above).

The following discussion is added to the discussion under the headings “Taxation of United States Shareholders — Capital Gain Distributions” and “— Qualified Dividend Income” in the accompanying prospectus.

Effective for taxable years beginning after December 31, 2015, the maximum amount of dividends that we may designate as capital gain dividends and as “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by us with respect to such year, including dividends paid by us in the succeeding taxable year that relate back to the prior taxable year for purposes of determining our dividends paid deduction. In addition, the IRS has been granted authority, pursuant to recently enacted legislation, to prescribe regulations or other guidance requiring the proportionality of the designation for particular types of dividends (for example, capital gain dividends) among REIT shares.

The following discussion is added to the discussion under the heading “U.S. Taxation of Non-United States Shareholders” in the accompanying prospectus.

A distribution that is attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, with respect to any class of our shares that is traded on an established securities market located in the United States will not be subject to a certain 35% withholding tax so long as the non-United States Shareholder did not own more than 5% (10% for distributions on or after December 18, 2015) of such class of shares at any time during the 1-year period ending on the date of the distribution. Instead, any such distribution will be treated as a distribution subject to the ordinary dividend rules described in the accompanying prospectus.

In addition, if we are not a domestically controlled REIT, a non-United States Shareholder’s sale of our shares will not be subject to U.S. federal income taxation as a sale of a USRPI and gain from the sale of such shares will not be subject to U.S. federal income taxation, provided that our shares are “regularly traded,” as defined by applicable Treasury regulations, on an established securities market, such as the New York Stock Exchange, and the non-United States Shareholder has at all times during the preceding five years owned no more than 5% (no more than 10% effective with respect to any disposition of shares on and after December 18, 2015) by value of the then-outstanding shares.

Shares of a REIT will not be treated as a USRPI subject to tax under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, if the shares are held directly (or indirectly through one or more partnerships) by a “qualified shareholder” or “qualified foreign pension fund.” Similarly, any distribution made to a “qualified shareholder” or “qualified foreign pension fund” with respect to REIT shares will not be treated as gain from the sale or exchange of a USRPI subject to tax under FIRPTA to the extent the shares of the REIT held by such qualified shareholder or qualified foreign pension fund are not treated as a USRPI.

Qualified Shareholders. A “qualified shareholder” generally means a foreign person that (i) (x) is eligible for certain income tax treaty benefits and the principal class of interests of which is listed and regularly traded on at least one recognized stock exchange or (y) is a foreign limited partnership that has an agreement with the United States for the exchange of information with respect to taxes, has a class of limited partnership units which is regularly traded on the New York Stock Exchange or the NASDAQ Stock Market, and such units’ value is greater than 50% of the value of all the partnership’s units; (ii) is a “qualified collective investment vehicle;” and (iii) maintains certain records with respect to certain of its owners. A “qualified collective investment vehicle” is a foreign person which (i) is entitled, under a comprehensive income tax treaty, to certain reduced withholding rates with respect to ordinary dividends paid by a REIT even if such person holds more than 10% of the shares of the REIT; (ii) (x) is a publicly traded partnership that is not treated as a corporation, (y) is a withholding foreign partnership for purposes of chapters 3, 4 and 61 of the Code, and (z) if the foreign partnership were a United States corporation, it would be a United States real property holding corporation, at any time during the 5-year period ending on the date of disposition of, or distribution with respect to, such partnership’s interest in a REIT; or (iii) is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 of the Code or is required to include dividends in its gross income, but is entitled to a deduction for distribution to a person holding interests (other than interests solely as a creditor) in such foreign person.

Qualified Foreign Pension Funds. A “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement (A) which is created or organized under the law of a country other than the United States, (B) which is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (C) which does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (D) which is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (E) with respect to which, under the laws of the country in which it is established or operates, (i) contributions to such organization or arrangement that would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such entity or taxed at a reduced rate, or (ii) taxation of any investment income of such organization or arrangement is deferred or such income is taxed at a reduced rate.

Notwithstanding the foregoing, if a foreign investor in a qualified shareholder directly or indirectly, whether or not by reason of such investor’s ownership interest in the qualified shareholder, holds more than 10% of the shares of the REIT, then a portion of the REIT shares held by the qualified shareholder (based on the foreign investor’s percentage ownership of the qualified shareholder) will be treated as a USRPI in the hands of the qualified shareholder and, as such, will be subject to tax as otherwise described herein.

Effective February 16, 2016, the FIRPTA withholding tax rate increased to 15% from 10% with respect to a purchase of our shares from a non-United States Shareholder if our shares are not traded on an established securities market or if we are not a domestically controlled REIT.

The following discussion is added to the discussion under the heading “Information Reporting and Backup Withholding Tax Applicable to Shareholders — United States Shareholders” in the accompanying prospectus.

Withholding on Payments in Respect of Certain Foreign Accounts. As described below, certain payments after June 30, 2014 (i.e., on or after July 1, 2014) made to “foreign financial institutions” and “non-financial foreign entities” in respect of accounts of United States Shareholders at such financial institutions may be subject to withholding at a rate of 30%. United States Shareholders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of their common shares. See “— Non-United States Shareholders — Withholding on Payments in Respect of Certain Foreign Entities” below.

The following discussion is added to the discussion under the heading “Information Reporting Backup Withholding Tax Applicable to Shareholders — Non-United States Shareholders” in the accompanying prospectus.

Withholding on Payments in Respect of Certain Foreign Entities. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a “foreign financial institution” that undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) the foreign entity is not a “foreign financial institution” and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is excepted under FATCA. Under delayed effective dates provided for in the final regulations and subsequent guidance, the required withholding began on July 1, 2014 with respect to dividends on our shares, and will begin on January 1, 2019 with respect to gross proceeds from a sale or other disposition of our shares.

If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

The following discussion is added to the discussion under the heading “Other Tax Consequences for the Company and Our Shareholders” in the accompanying prospectus.

Legislative or Other Actions Affecting REITs. The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, which may result in statutory changes as well as revisions to regulations and interpretations. Legislative and regulatory changes, including comprehensive tax reform, may be more likely in the 115th Congress, which convened in January 2017, because the Presidency and both Houses of Congress will be controlled by the same political party. Additionally, several of the tax considerations described herein are currently under review and are subject to change. We cannot predict whether, when or to what extent new federal tax laws, regulations, interpretations or rulings will be adopted. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our shares.

ERISA CONSIDERATIONS

If you are (i) a pension plan or other employee benefit plan (including a governmental plan, an individual retirement account or a Keogh plan) that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) or (ii) an entity whose underlying assets are considered to include “plan assets” (within the meaning of ERISA or any applicable Similar Laws) of any such plan (each of (i) and (ii), a “Plan”), then at any time when regulation 29 C.F.R. Section 2510.3-21, as modified in 2016, is applicable (regardless of whether it applies to you), the fiduciary making the decision to invest in the Series D Preferred Shares will be required or deemed to represent and warrant that it (a) is a bank, insurance company, registered investment adviser, broker-dealer or other person with financial expertise, in each case as described in 29 C.F.R. Section 2510.3-21(c)(1)(i); (b) is an independent plan fiduciary within the meaning of 29 C.F.R. Section 2510.3-21(c)(1); (c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies; (d) is responsible for exercising independent judgment in evaluating the transaction and (e) is not paying any fee or other compensation to the General Partner or an affiliate for investment advice (as opposed to other services) in connection with the transaction. In addition, such fiduciary will be required or deemed to acknowledge and agree that it (i) has been informed (and it is hereby expressly confirmed) that none of the General Partner nor its affiliates has provided, and none of them will provide, impartial investment advice and they are not giving any advice in a fiduciary capacity, in connection with the Plan’s acquisition of Series D Preferred Shares and (ii) has received and understands the disclosure of the existence and nature of the financial interests contained in this offering circular and related materials.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters named below, for whom Wells Fargo Securities, LLC is acting as representative, we have agreed to sell to the underwriters, and the underwriters have agreed, severally and not jointly, to purchase from us, the respective number of Series D Preferred Shares shown opposite their names below:

Underwriter	Number of Shares
Wells Fargo Securities, LLC
Citigroup Global Markets Inc.
Jefferies LLC
J.P. Morgan Securities LLC
Stifel, Nicolaus & Company, Incorporated

Total

The underwriters have agreed, severally and not jointly, to purchase all of the Series D Preferred Shares sold under the underwriting agreement if any of those Series D Preferred Shares are purchased.

We have agreed to indemnify the underwriters and their respective controlling persons against specified liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Series D Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel and other conditions such as the receipt by the underwriters of officers’ certificates, comfort letters and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representative has advised us that the underwriters propose initially to offer the Series D Preferred Shares to the public at the public offering price appearing on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $             per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $             per share to other dealers. After the initial offering, the public offering price and other selling terms may be changed.

The following table shows the per share and total public offering price, the underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional Series D Preferred Shares.

	Per Share	Without Option	With Option
Public offering price(1)	$	$	$
Underwriting discount	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	Plus accrued dividends from September , 2017, if settlement occurs after that date.

The expenses of this offering, exclusive of the underwriting discount, are estimated at approximately $             and are payable by us.

Option to Purchase Additional Series D Preferred Shares

We have granted an option to the underwriters to purchase up to                  additional Series D Preferred Shares at the public offering price on the cover page of this prospectus supplement less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Series D Preferred Shares or Other Preferred Shares

We have agreed that, for a period of 45 days after the date of this prospectus supplement and subject to certain exceptions, we will not, without the prior written consent of the representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Series D Preferred Shares or other preferred shares or any securities convertible into or exercisable or exchangeable for Series D Preferred Shares, other preferred shares or such other securities or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series D Preferred Shares, other preferred shares or such other securities, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Series D Preferred Shares, other preferred shares or such other securities, in cash or otherwise.

New York Stock Exchange Listing

We plan to file an application to list the Series D Preferred Shares on the NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial issuance of the Series D Preferred Shares.

Price Stabilization and Short Positions

Until the distribution of the Series D Preferred Shares is completed, SEC rules may limit the ability of the underwriters to bid for or purchase Series D Preferred Shares. However, the representative may engage in transactions that stabilize the price of the Series D Preferred Shares, such as bids or purchases to peg, fix or maintain that price.

If the underwriters create a short position in the Series D Preferred Shares in connection with this offering, i.e., if they sell more Series D Preferred Shares than are listed on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing Series D Preferred Shares in the open market. The underwriters may also elect to reduce any short position by exercising all or a part of the option to purchase additional Series D Preferred Shares described above. Purchases of Series D Preferred Shares to stabilize the per share price or to reduce a short position may cause the price of Series D Preferred Shares to be higher than it might be in the absence of those purchases.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of Series D Preferred Shares. In addition, neither we nor the underwriters make any representation that the underwriters will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Canada

The Series D Preferred Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Series D Preferred Shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other Relationships

In the ordinary course of their business, the underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial banking and investment banking transactions with us for which they have received or will receive customary fees and expense reimbursements.

Affiliates of certain of the underwriters are holders of outstanding Series A Preferred Shares. Since we intend to use a portion of the net proceeds from this offering to redeem the outstanding Series A Preferred Shares, these underwriters will receive a portion of the net proceeds from this offering through the redemption of such outstanding Series A Preferred Shares. The aggregate amount received by the underwriters and their affiliates, as applicable, from the redemption of the Series A Preferred Shares may exceed 5% of the proceeds of this offering (not including the underwriting discount). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., or FINRA, the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.

Stifel, Nicolaus & Company, Incorporated may pay an unaffiliated entity or its affiliate, who is also a lender under our credit facility, a fee in connection with this offering.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions to such securities and instrument.

LEGAL MATTERS

Hogan Lovells US LLP has passed upon the validity of the issuance of our Series D Preferred Shares offered by this prospectus supplement on behalf of the issuer and certain federal income tax matters related to this offering. Sidley Austin LLP will act as counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements and schedule of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2016 and 2015, and for each of the years in the three-year period ended December 31, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2016, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly, and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. In addition, you can inspect reports and other information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus supplement and the accompanying prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and the information we file later with the SEC, but prior to the completion of this offering, will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents may include, among others, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. If a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts or other documents filed or incorporated by reference as an exhibit to the registration statement, the reference may not be complete and you should refer to the filed copy of the contract or document.

This prospectus supplement incorporates by reference the documents listed below, all of which have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed on February 28, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed on April 27, 2017, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed on August 9, 2017;

•	our Definitive Proxy Statement, filed with the SEC on April 25, 2017; and

•	our Current Reports on Form 8-K filed on January 18, 2017, January 23, 2017, January 27, 2017, February 23, 2017, March 3, 2017, April 21, 2017 and June 7, 2017.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC or NYSE as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus supplement or the accompanying prospectus, at no cost, by writing or telephoning our General Counsel at:

Pennsylvania Real Estate Investment Trust

200 South Broad Street

Philadelphia, PA 19102-3803

(215) 875-0700

Attention: General Counsel

THE INFORMATION CONTAINED ON OUR WEBSITE IS NOT A PART OF THIS PROSPECTUS SUPPLEMENT.

PROSPECTUS

$1,000,000,000

Pennsylvania Real Estate Investment Trust

Common Shares of Beneficial Interest

Preferred Shares of Beneficial Interest

Senior Debt Securities

Senior Subordinated Debt Securities

Subordinated Debt Securities

Warrants

Shareholder Rights

Depositary Shares

Units

We may use this prospectus to offer and sell securities from time to time. The types of securities we may sell include:

•	common shares of beneficial interest, $1.00 par value per share;

•	preferred shares of beneficial interest;

•	debt securities, which may be senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	warrants exercisable for shares, preferred shares, debt securities, depositary shares or other securities or rights;

•	shareholder rights;

•	depositary shares; and

•	units consisting of two or more classes of securities.

The form in which we are to issue the securities, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, and other specific terms will be described in a supplement to this prospectus, together with the terms of the offering of such securities.

Our common shares of beneficial interest are traded on the New York Stock Exchange under the symbol “PEI.” On December 17, 2014, the last reported sale price of our shares of beneficial interest on the New York Stock Exchange was $22.58 per share.

Any prospectus supplement will contain information, where applicable, as to any other listing on a securities exchange of the securities covered by such prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless it is accompanied by a prospectus supplement.

You should consider the risks that we have described in “Risk Factors” on page 3 of this prospectus and included in documents that we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2014.

References in this prospectus to “we,” “our,” “us” and “the Company” refer to Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust, PREIT Associates, L.P., and any of our other subsidiaries. PREIT Associates, L.P., is a Delaware limited partnership of which we are the sole general partner and to which we refer in this prospectus as our operating partnership. All references to “common shares” refer to Pennsylvania Real Estate Investment Trust’s common shares of beneficial interest, par value $1.00 per share.

You should rely only on the information contained in this prospectus, in an accompanying prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone to provide you with information or make any representation that is not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after the respective dates of the prospectus and such prospectus supplement or supplements, as applicable, even though this prospectus and such prospectus supplement or supplements are delivered or securities are sold pursuant to the prospectus and such prospectus supplement or supplements at a later date. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects might have changed.

SUMMARY

The Company

We are a Pennsylvania business trust founded in 1960 and one of the first equity real estate investment trusts (“REITs”) in the United States, and we have a primary investment focus on retail shopping malls located in the eastern half of the United States, primarily in the Mid-Atlantic region.

We currently own interests in 42 retail properties, of which 38 are operating properties and four are development properties. The 38 operating properties include 32 shopping malls and six other retail properties, have a total of 28.4 million square feet and operate in 11 states. We and partnerships in which we own an interest own 21.6 million square feet at these properties (excluding space owned by anchors).

There are 31 operating retail properties in our portfolio that we consolidate for financial reporting purposes. These consolidated properties have a total of 23.1 million square feet, of which we own 17.8 million square feet. The seven operating retail properties that are owned by unconsolidated partnerships with third parties have a total of 5.3 million square feet, of which 3.8 million square feet are owned by such partnerships.

The development portion of our portfolio contains four properties in three states, with two classified as “mixed use” (a combination of retail and other uses), one classified as “retail” (outlet) and one classified as “other.”

We are a fully integrated, self-managed and self-administered REIT that has elected to be treated as a REIT for federal income tax purposes. In general, we are required each year to distribute to our shareholders at least 90% of our net taxable income and to meet certain other requirements in order to maintain the favorable tax treatment associated with qualifying as a REIT.

We hold our interests in our portfolio of properties primarily through our operating partnership, PREIT Associates, L.P. (“PREIT Associates”). We are the sole general partner of PREIT Associates and, as of September 30, 2014, held a 97.0% controlling interest in PREIT Associates. We consolidate PREIT Associates for financial reporting purposes. We own our interests in our properties through various ownership structures, including partnerships and tenancy in common arrangements. PREIT owns interests in some of these properties directly and has pledged the entire economic benefit of such ownership to PREIT Associates.

We provide management, leasing and real estate development services through PREIT Services, LLC (“PREIT Services”), which generally develops and manages properties that we consolidate for financial reporting purposes, and PREIT-RUBIN, Inc. (“PRI”), which generally develops and manages properties that we do not consolidate for financial reporting purposes, including properties we own interests in through partnerships with third parties and properties that are owned by third parties in which we do not have an interest. PRI is a taxable REIT subsidiary, as defined by federal tax laws, which means that it is able to offer additional services to tenants without jeopardizing our continuing qualification as a REIT under federal tax law.

Our primary objective is to maximize the long-term value of the Company for our shareholders. To that end, our business goals are to obtain the highest possible rental income, tenant sales and occupancy at our properties in order to maximize our cash flows, funds from operations, funds available for distribution to shareholders, and other operating measures and results, and ultimately to maximize the values of our properties.

Our principal corporate offices are located at The Bellevue, 200 South Broad Street, Philadelphia, Pennsylvania 19102-3803, and our telephone number is (215) 875-0700. We maintain a web site that contains information about us at www.preit.com. The information included on the web site is not, and should not be considered to be, a part of this prospectus.

About this Prospectus

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, using this prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus in a dollar amount that does not exceed $1,000,000,000, in the aggregate.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

RISK FACTORS

Investment in the securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated into this prospectus by reference to our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement, before acquiring any of such securities. The occurrence of any of the events described in these risks might cause you to lose all or part of your investment in the offered securities. Please also refer to the section below entitled “Forward-Looking Statements.”

FORWARD LOOKING STATEMENTS

This prospectus and the information incorporated by reference herein contain certain forward-looking statements within the meaning of the federal securities laws. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. When used, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “result,” “should,” “will” and similar expressions that do not relate solely to historical matters are intended to identify forward-looking statements. Future events and actual results, performance, transactions or achievements, financial and otherwise, may differ materially from the results, performance, transactions or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to:

•	our substantial debt and stated value of preferred shares and our high leverage ratio;

•	constraining leverage, unencumbered debt yield, interest and tangible net worth covenants under our 2013 Revolving Facility, our 2014 Term Loans and the Letter of Credit;

•	potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill, including such losses that we might be required to record in connection with any dispositions of assets;

•	changes to our corporate management team and any resulting modifications to our business strategies;

•	our ability to refinance our existing indebtedness when it matures, on favorable terms or at all;

•	our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions;

•	our ability to identify and execute on suitable acquisition opportunities and to integrate acquired properties into our portfolios;

•	our partnerships and joint ventures with third parties to acquire or develop properties;

•	our short and long-term liquidity position;

•	current economic conditions and their effect on employment and consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties;

•	changes in the retail industry, including consolidation and store closings, particularly among anchor tenants;

•	the effects of online shopping and other uses of technology on our retail tenants;

•	general economic, financial and political conditions, including credit and capital market conditions, changes in interest rates or unemployment;

•	risks relating to development and redevelopment activities;

•	our ability to sell properties that we seek to dispose of or our ability to obtain estimated sale prices;

•	our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years;

•	acts of violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;

•	increases in operating costs that cannot be passed on to tenants;

•	concentration of our properties in the Mid-Atlantic region;

•	changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; and

•	potential dilution from any capital raising transactions or other equity issuances.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section above entitled “Risk Factors,” including the risks incorporated therein from our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as updated by our future filings, including any applicable prospectus supplement.

WHERE TO FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3, of which this prospectus is a part. This prospectus and any accompanying prospectus supplement do not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our Company and the securities registered hereby, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus and any accompanying prospectus supplement as to the contents of any contract or other document referred to in, or incorporated by reference in, this prospectus and any accompanying prospectus supplement are not necessarily complete and, where that contract or other document is an exhibit to the registration statement or a document incorporated in the registration statement by reference, each statement is qualified in all respects by the exhibit to which the reference relates.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Copies of the registration statement and other documents we file with the SEC may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the documents we file with the SEC can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings are also available to you on the SEC’s website at http://www.sec.gov. In addition, you can inspect reports and other information we file with the SEC at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be a part of this prospectus, and the information we file later with the SEC will automatically update and supersede the information filed earlier. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the shares covered by this prospectus is completed, including all filings made after the date of the initial filing of the registration statement of which this prospectus is a part; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014;

•	our Current Reports on Form 8-K, filed with the SEC on January 9, 2014, March 3, 2014, March 4, 2014, April 22, 2014, June 2, 2014, June 16, 2014 and November 13, 2014; and

•	the description of our common shares contained in our Registration Statement on Form 8-A dated December 17, 1997, and all amendments or reports filed with the SEC for the purpose of updating such description.

You may obtain copies of any of these filings by contacting us at the address and phone number indicated below or by contacting the SEC or NYSE as described above. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost, by writing or telephoning our General Counsel at:

Pennsylvania Real Estate Investment Trust

200 South Broad Street

Philadelphia, PA 19102-3803

(215) 875-0700

Attention: General Counsel

Readers should only rely on the information provided or incorporated by reference in this prospectus or in any applicable supplement to this prospectus. Readers should not assume that the information in this prospectus or any applicable supplement is accurate as of any date other than the date on the front cover of the applicable document.

USE OF PROCEEDS

We do not currently know either the number or type of securities that will be ultimately sold pursuant to this prospectus or the prices at which such securities will be sold. Unless otherwise specified in the applicable prospectus supplement accompanying this prospectus, we intend to use the net proceeds of any sale of securities for the acquisition, development and improvement of properties, repayment of indebtedness, capital expenditures, working capital, and other general corporate purposes. Pending such use, we may temporarily invest the net proceeds of any offering.

RATIO OF EARNINGS TO FIXED CHARGES AND

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

Our ratio of earnings to fixed charges for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and for the nine-month period ended September 30, 2014 was as follows:

	Nine months ended September 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009
Ratio of Earnings to Fixed Charges	0.49	0.80	0.69	0.50	0.50	0.69

The ratio of earnings to fixed charges was computed by dividing our earnings by our fixed charges. For this purpose, earnings have been calculated as (a) income (loss) from continuing operations before allocation to noncontrolling interest and income from investments in unconsolidated joint ventures, plus (b) fixed charges (as defined below), plus (c) amortization of capitalized interest, plus (d) distributed income of investments in unconsolidated joint ventures, less (a) capitalized interest, and less (b) for applicable periods, preferred dividends on our 8.25% Series A Preferred Shares, par value $0.01 per share, and our 7.375% Series B Preferred Shares, par value $0.01 per share, issued in April 2012 and October 2012, respectively. Fixed charges are comprised of (a) interest, whether expensed or capitalized, (b) amortization of premiums, discounts and capitalized expenses related to our indebtedness, and (c) the estimated interest component of rental expense.

Our ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended December 31, 2013, 2012, 2011, 2010 and 2009 and for the nine-month period ended September 30, 2014 was as follows:

	Nine months ended September 30, 2014	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011	Year ended December 31, 2010	Year ended December 31, 2009
Ratio of Earnings to Combined Fixed Charges and Preferred Dividends	0.41	0.69	0.65	0.50	0.50	0.69

The ratio of earnings to combined fixed charges and preferred dividends was computed by dividing our earnings by our combined fixed charges and preferred dividends. For this purpose, earnings have been calculated as (a) income (loss) from continuing operations before allocation to noncontrolling interest and income from investments in unconsolidated joint ventures, plus (b) fixed charges (as defined below), plus (c) amortization of capitalized interest, plus (d) distributed income of investments in unconsolidated joint ventures, less (a) capitalized interest, and less (b) for applicable periods, preferred dividends on our 8.25% Series A Preferred Shares, par value $0.01 per share, and our 7.375% Series B Preferred Shares, par value $0.01 per share, issued in April 2012 and October 2012, respectively. Fixed charges are comprised of (a) interest, whether expensed or capitalized, (b) amortization of premiums, discounts and capitalized expenses related to our indebtedness, and (c) the estimated interest component of rental expense. Preferred dividends are the amount of earnings required to pay dividends on outstanding preferred securities.

RECENT DEVELOPMENTS

Springfield Town Center

On March 2, 2014, we entered into a Contribution Agreement (the “Contribution Agreement”) relating to the acquisition of Springfield Town Center in Springfield, Virginia (the “Property”) for total consideration of $465.0 million. The total consideration is expected to be funded using $125.0 million of common and preferred Operating Partnership units, with the remaining balance to be paid in cash. We expect to provide the remaining cash balance by borrowing from the amounts available under our existing credit agreements. In addition, the seller of the Property may be entitled to certain additional consideration based on the value of the Property three years after the closing date. The closing is subject to the substantial completion of the redevelopment of the Property in accordance with plans and specifications for such redevelopment, as well as certain other customary closing conditions.

Pursuant to the Contribution Agreement, closing will occur after all of the conditions to closing have been satisfied or waived, on the date that is the earlier of (i) fifteen days after the later of the date on which Regal Cinemas, Dick’s Sporting Goods and at least seventy-five percent (75%) of the aggregate square footage of the in-line space of the Property are occupied, certificates of occupancy have been issued with respect to all of the common areas of the Property and the “grand opening” of the Property has occurred, and (ii) March 31, 2015 (which date may be extended in certain circumstances). The “grand opening” took place on October 17, 2014.

Despite the significance of the acquisition of the Property, we have not included separate financial statements related to the Property in this registration statement because the Property has been undergoing a multi-year redevelopment, during which the entire mall was demolished and rebuilt, with the exception of certain anchor stores. Accordingly, the financial statements for the Property during the period of renovation are not reflective of the Property’s historical or expected future performance. The anchor stores at the Property generated rental income of $1.8 million for the fiscal year ended December 31, 2013, and $1.5 million for the nine months ended September 30, 2014.

GENERAL DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will also include in the prospectus supplement information, when applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, any one or more of the following:

•	common shares of beneficial interest, par value $1.00 per share;

•	preferred shares of beneficial interest;

•	debt securities, including senior debt securities, senior subordinated debt securities and subordinated debt securities;

•	warrants to purchase shares, preferred shares, debt securities, depositary shares and/or any combination thereof;

•	shareholder rights;

•	depositary shares;

•	units consisting of shares, preferred shares, debt securities, warrants and/or depositary shares in any combination; or

•	any combination of the foregoing securities.

In this prospectus, we refer to the common shares, preferred shares, debt securities, warrants, depositary shares, shareholder rights and units collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $1,000,000,000. If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON SHARES

The following summary of the material terms of our common shares of beneficial interest does not include all of the terms of the common shares and should be read together with our Trust Agreement and By-laws and with applicable Pennsylvania law. Our Trust Agreement and By-laws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where to Find Additional Information.”

Authorized Common and Preferred Shares

Under our Trust Agreement, we have the authority to issue up to 200,000,000 shares of beneficial interest, $1.00 par value per share, and up to 25,000,000 preferred shares.

Common Shares

Voting, Dividend and Other Rights. Subject to the provisions of our Trust Agreement regarding excess shares, (1) the holders of our common shares are entitled to one vote per share on all matters voted on by shareholders, including elections of trustees, and (2) subject to the rights of holders of any preferred shares, the holders of our common shares are entitled to a pro rata portion of any distributions declared from time to time by our board of trustees from funds available for those distributions, and upon liquidation are entitled to receive pro rata all of the assets available for distribution to those holders. We generally must be current in our dividend payments on our currently outstanding Series A Preferred Shares and Series B Preferred Shares in order to pay dividends on our common shares. The majority of common shares voting on a matter at a meeting at which at least a majority of the outstanding shares are present in person or by proxy constitutes the act of the shareholders, except with respect to the election of trustees (see below). Our Trust Agreement permits the holders of securities of our affiliates to vote with our shareholders on specified matters, and the partnership agreement of our operating partnership grants that right to certain holders of currently outstanding partnership units of our operating partnership, with respect to fundamental changes in us (i.e., mergers, consolidations and sales of substantially all of our assets). Shareholders do not have any pre-emptive rights to purchase our securities.

Our Trust Agreement provides that our board of trustees may authorize the issuance of multiple classes and series of shares of beneficial interest and classes and series of preferred shares having preferences to the existing shares in any matter, including rights in liquidation or to dividends and conversion rights (including shareholder rights plans), and other securities having conversion rights, and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion rights in respect of our shares. Accordingly, the rights of holders of our existing common shares are subject and junior to preferred rights of our existing and outstanding preferred shares, as to dividends and in liquidation (and other such matters) and will be subject and junior to any subsequently authorized preferred shares or class of preferred shares to the extent set forth in the designating amendment with respect to such preferred shares.

Board of Trustees. Our board of trustees has nine members. Trustees are elected at our annual meeting of shareholders to serve until the subsequent annual meeting of shareholders and until their respective successors have been duly elected and have qualified. Our Trust Agreement does not provide for cumulative voting in the election of trustees, and the candidates receiving the highest number of votes are elected to the office of trustee, subject to the majority voting provisions contained in our corporate governance guidelines.

Trustee Nomination Process. Our Trust Agreement provides that nominations for election to the office of trustee at any annual or special meeting of shareholders shall be made by the trustees or by shareholders. Shareholder notice of a nomination of a trustee candidate for election at an annual meeting must generally be delivered not less than 90 days nor more than 120 days prior to the anniversary date of the prior year’s meeting, and for election at an annual meeting that is not within 30 days of such anniversary date or for a special meeting, not later than 10 days following the date on which notice of the meeting is mailed or disclosed publicly, whichever comes first. Shareholders making nominations of trustee candidates must hold at least two percent (2%) of the outstanding common shares. Nominations not made in accordance with the procedures in the Trust Agreement will not be considered.

Limited Liability of Shareholders

Our Trust Agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a trustee and that the trustees have no power to bind shareholders personally. Nevertheless, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in any such jurisdiction, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that we do not satisfy those claims. In jurisdictions other than the Commonwealth of Pennsylvania, we conduct substantially all of our business through entities recognized in the relevant jurisdiction to limit the liability of equity owners. We carry insurance in amounts that we deem adequate to cover foreseeable tort claims.

Restrictions on Ownership

Among the requirements for qualification as a REIT under the Internal Revenue Code, or the Code, are (1) not more than 50% in value of our outstanding shares, including the common shares (after taking into account options to acquire shares), may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, (2) the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and (3) certain percentages of our gross income must be from particular activities. In order to continue to qualify as a REIT under the Code, our board of trustees has adopted, and our shareholders have approved, provisions of our Trust Agreement that restrict the ownership and transfer of shares, or the Ownership Limit Provisions.

The Ownership Limit Provisions provide that no person may beneficially own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of any separate class of our shares. The trustees may exempt a person from the Ownership Limit Provisions with a ruling from the Internal Revenue Service or an opinion of counsel or our tax accountants to the effect that such ownership will not jeopardize our status as a REIT.

Issuance or transfers of shares in violation of the Ownership Limit Provisions or which would cause us to be beneficially owned by fewer than 100 persons are void ab initio and the intended transferee acquires no rights to the shares.

In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the Ownership Limit Provisions, such transfer or other event with respect to that number of shares that would be owned by the transferee in excess of the Ownership Limit Provisions are automatically exchanged for an equal number of excess shares, or the Excess Shares, authorized by our Trust Agreement, according to the rules set forth therein, to the extent necessary to insure that the purported transfer or other event does not result in the ownership of shares in violation of the Ownership Limit Provisions. Any purported transferee or other purported holder of Excess Shares is required to give written notice to us of a purported transfer or other event that would result in the issuance of Excess Shares.

Excess Shares are not treasury shares but rather continue as issued and outstanding shares of beneficial interest. While outstanding, Excess Shares will be held in trust. The trustee of such trust shall be our Company. The beneficiary of such trust shall be designated by the purported holder of the Excess Shares. Excess Shares are not entitled to any dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares of beneficial interest for Excess Shares and prior to our discovery of such exchange, dividends or distributions are paid with respect to the shares that were exchanged for Excess Shares, then such dividends or distributions are to be repaid to us upon demand. Excess Shares participate ratably (based on the total number of shares and Excess Shares) in any liquidation, dissolution or winding up of our Company. Except as required by law, holders of Excess Shares are not entitled to vote such shares on any matter. While Excess Shares are held in trust, any interest in that trust may be transferred by the trustee only to a person whose ownership of shares will not violate the Ownership Limit Provisions, at which time the Excess Shares will be automatically exchanged for the same number of shares of the same type and class as the shares for which the Excess Shares were originally exchanged. Prior to any transfer of any interest in the Excess Shares held in trust, the purported transferee or other purported holder, as the case may be, must give advance notice to us of the intended transfer and we must waive in writing our purchase rights. Our Trust Agreement contains provisions that are designed to insure that the purported transferee or other purported holder of Excess Shares does not receive in return for such a transfer an amount that reflects any appreciation in the shares for which Excess Shares were exchanged during the period that such Excess Shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received must be paid to our Company. If the foregoing restrictions are determined to be invalid by any court of competent jurisdiction, then the intended transferee or holder of any Excess Shares may be deemed, at our option, to have acted as an agent on our behalf in acquiring such Excess Shares and to hold such Excess Shares on our behalf.

Our Trust Agreement further provides that Excess Shares shall be deemed to have been offered for sale to our Company at the lesser of (1) the price paid for the shares by the purported transferee or, in the case of a gift, devise or other transaction, the market price for such shares at the time of such gift, devise or other transaction or (2) the market price for the shares on the date we or our designee exercises its option to purchase the Excess Shares. We may purchase such Excess Shares during a 90-day period, beginning on the date of the violative transfer if the original transferee-shareholder gives notice to us of the transfer or, if no notice is given, the date the board of trustees determines that a violative transfer or other event resulting in an exchange of shares for the Excess Shares has occurred.

Each shareholder, upon demand, is required to disclose to us in writing such information with respect to the direct, indirect and constructive ownership of shares as the board of trustees deems necessary to comply with the provisions of our Trust Agreement or the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency. Certificates or recorded book entries representing shares of any class or series issued after September 29, 1997 will bear a legend or have a notation referring to the restrictions described above.

Registrar and Transfer Agent

The registrar and transfer agent for our common shares is Wells Fargo Bank, N.A.

DESCRIPTION OF PREFERRED SHARES OF BENEFICIAL INTEREST

Our Trust Agreement authorizes our board of trustees from time to time to establish and issue, in one or more classes or series, up to 25,000,000 preferred shares. The following description of the preferred shares sets forth certain general terms and provisions of the preferred shares to which any prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Trust Agreement.

In April 2012, we issued 4,600,000 8.25% Series A Cumulative Redeemable Perpetual Preferred Shares (the “Series A Preferred Shares”) in a public offering at $25.00 per share. In October 2012, we issued 3,450,000

7.375% Series B Cumulative Redeemable Perpetual Preferred Shares (the “Series B Preferred Shares”) in a public offering at $25.00 per share. We may not redeem the Series A Preferred Shares or the Series B Preferred Shares before April 20, 2017 and October 11, 2017, respectively, except to preserve our status as a REIT or upon the occurrence of a change of control, as defined in the Trust Agreement addendums designating the Series A Preferred Shares and Series B Preferred Shares, respectively. On and after April 20, 2017 and October 11, 2017, we may redeem any or all of the Series A Preferred Shares or the Series B Preferred Shares, respectively, at $25.00 per share plus any accrued and unpaid dividends. The Series A Preferred Shares and the Series B Preferred Shares have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless we redeem or otherwise repurchase them or they are converted.

General

Our board of trustees is empowered by our Trust Agreement to designate and issue from time to time one or more series of preferred shares without shareholder approval. The board of trustees may determine the relative rights, preferences, privileges, qualifications, limitations and restrictions of each series of preferred shares so issued. Because the board of trustees has the power to establish the rights and preferences of each series of preferred shares, it may afford the holders of any series of preferred shares preferences and rights, voting or otherwise, senior to the rights of holders of other shares. The preferred shares will, when issued, be fully paid and nonassessable.

The prospectus supplement relating to any preferred shares offered thereby will contain specific terms, including:

•	the title and stated value of such preferred shares;

•	the number of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

•	the date from which dividends on such preferred shares will accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, of such preferred shares;

•	the provision for a sinking fund, if any, for such preferred shares;

•	the provision for redemption, if applicable, of such preferred shares;

•	any listing of such preferred shares on any securities exchange;

•	the terms and conditions, if applicable, upon which such preferred shares will be convertible into shares, including the conversion price (or manner of calculation thereof);

•	any other specific terms, preferences, rights, limitations or restrictions of such preferred shares;

•	a discussion of federal income tax considerations applicable to such preferred shares;

•	the relative ranking and preferences of such preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT.

Rank

Unless otherwise specified in the prospectus supplement, the preferred shares will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank (i) senior to all classes or series of our common shares, and to all other equity securities ranking junior to such preferred shares; (ii) on a parity with all equity securities we issue with terms that specifically provide that such equity securities rank on a parity with the preferred shares; and (iii) junior to all equity securities we issue with terms that specifically provide that such equity securities rank senior to the preferred shares.

Dividends

Holders of the preferred shares of each series issued pursuant to this prospectus and any applicable prospectus supplement will be entitled to receive, when, as and if declared by our board of trustees, out of our assets legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable prospectus supplement. These dividends will be payable to holders of record as they appear on our share transfer books on the record dates fixed by the board of trustees.

Dividends on any series of preferred shares issued pursuant to this prospectus and any applicable prospectus supplement may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. If cumulative, dividends will accumulate from and after the date set forth in the applicable prospectus supplement. If the board of trustees fails to declare a dividend on any series of the preferred shares for which dividends are non-cumulative, then the holders of that series will have no right to receive a dividend in respect of the dividend period ending on the applicable dividend payment date. In this case, we will not be obligated to pay the dividend accrued for this period, whether or not dividends on the series are declared payable on any future dividend payment date.

If any preferred shares of any series are outstanding, we will neither declare nor pay or set apart for payment any dividends on any of our capital shares that rank on a parity with or junior to those preferred shares, unless:

•	where preferred shares have a cumulative dividend, we have declared full cumulative dividends and have either paid these dividends or have set apart a sum sufficient for payment for all past dividend periods and the then current dividend period; or

•	where preferred shares do not have a cumulative dividend, we have declared full dividends for the then current dividend period and have either paid or set aside a sum sufficient for the payment thereof.

Except in the same two cases noted above, we also will not redeem, purchase or otherwise acquire any of our capital shares that rank on a parity with or junior to our preferred shares for cash, nor will we pay or make available any sinking fund for the redemption of any such shares. We may, however, convert or exchange these shares for other capital shares that rank junior to the preferred shares both as to dividends and upon liquidation.

When we do not pay or set aside a sum sufficient for the payment of full dividends on our preferred shares and on any other series of preferred shares ranking on a parity as to dividends, all dividends that we declare on these preferred shares will be declared pro rata so that the amount of dividends declared per share is proportionate to the accrued dividends per share on the respective series of preferred shares. We will not pay interest, or money in lieu of interest, in respect of any dividend payment or payments on preferred shares that may be in arrears.

Redemption

If so provided in the applicable prospectus supplement, the preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

The prospectus supplement relating to a series of preferred shares that is subject to mandatory redemption will specify the number of such preferred shares that will be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such preferred shares do not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement.

Notwithstanding the foregoing, we will not redeem less than all of our then outstanding preferred shares issued pursuant to this prospectus and any applicable prospectus supplement unless:

•	where preferred shares have a cumulative dividend, we have declared full cumulative dividends and have either paid these dividends or have set apart a sum sufficient for payment for all past dividend periods and the then current dividend period; or

•	where the preferred shares do not have a cumulative dividend, we have declared full dividends for the then current dividend period and have either paid or set aside a sum sufficient for the payment thereof.

The foregoing, however, will not prevent us from purchasing or acquiring preferred shares to preserve our REIT status or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred shares of such series.

If fewer than all of the outstanding preferred shares of any series issued pursuant to this prospectus and any applicable prospectus supplement are to be redeemed, the number of shares to be redeemed will be determined by us, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by us.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of our capital shares ranking junior to the preferred shares in the distribution of assets upon our liquidation, dissolution or winding up, the holders of each series of preferred shares shall be entitled to receive out of our assets legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such preferred shares do not have a cumulative dividend). Unless otherwise set forth in the applicable prospectus supplement, after payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred shares and the corresponding amounts payable on all shares of other classes or series of our capital shares ranking on a parity with the preferred shares in the distribution of assets, then the holders of the preferred shares and all other such classes or series of capital shares shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Holders of any preferred shares issued pursuant to this prospectus and any applicable prospectus supplement will have the voting rights set forth in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred shares issued pursuant to this prospectus and any applicable prospectus supplement is convertible into common shares, preferred shares or other securities will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of securities into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred shares, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of preferred shares and the listing on the New York Stock Exchange of the securities into which the preferred shares are convertible.

Limited Liability of Shareholders

As discussed above under “Description of Common Shares—Limited Liability of Shareholders,” our Trust Agreement provides that shareholders, to the fullest extent permitted by applicable law, are not liable for any act, omission or liability of a trustee and that our trustees have no general power to bind shareholders personally. Notwithstanding the foregoing, there may be liability in some jurisdictions that may decline to recognize a business trust as a valid organization. With respect to all types of claims in such jurisdictions, and with respect to tort claims, certain contract claims and possible tax claims in jurisdictions where the business trust is treated as a partnership for certain purposes, shareholders may be personally liable for such obligations to the extent that we do not satisfy such claims. In jurisdictions other than the Commonwealth of Pennsylvania, we conduct substantially all of our business through entities recognized in the relevant jurisdiction to limit the liability of equity owners. We carry insurance in amounts which the trustees deem adequate to cover foreseeable tort claims.

Restrictions on Ownership

As discussed above under “Description of Common Shares—Restrictions on Ownership,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares, including any preferred shares, may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist us in meeting this requirement, we may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of our outstanding equity securities, including any preferred shares. Therefore, the terms of each series of preferred shares may contain provisions restricting the ownership and transfer of preferred shares.

Registrar and Transfer Agent

The Registrar and Transfer Agent for the preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that we may issue from time to time. The particular terms relating to each debt security, which may be different from or in addition to the terms described below, will be set forth in a prospectus supplement relating to such securities.

The debt securities will be our direct obligations. The senior debt securities will rank equally with all of our other senior and unsubordinated debt. The senior subordinated debt securities will have a junior position to all of our senior debt. The subordinated debt securities will have a junior position to all of our senior debt and all of our senior subordinated debt. The senior debt securities will be issued under a senior debt indenture, the senior subordinated debt securities will be issued under a senior subordinated debt indenture, and the subordinated debt securities will be issued under a subordinated debt indenture. The indentures will be qualified under the Trust Indenture Act of 1939. The type and series of the debt securities we offer under this prospectus may be limited by the other debt instruments to which we are a party at the time of the offering.

We have summarized below the material provisions of the three indentures. The summary is not complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the forms of indentures, which are filed as exhibits to the registration statement. You should read the indentures for provisions that may be important to you. The indentures may be supplemented or revised in connection with the filing of a prospectus supplement and such later version will govern any debt securities issued in conjunction with that prospectus supplement.

Terms Applicable to All Debt Securities

No Limit on Debt Amounts. The indentures do not limit the amount of debt that can be issued under the indentures. These amounts will be set from time to time by our board of trustees.

Prospectus Supplements. The applicable prospectus supplement will summarize the specific terms for the debt securities and the related offering including, with respect to each series of debt securities, some or all of the following:

•	title and form of the securities;

•	offering price;

•	any limit on the amount that may be issued;

•	maturity date(s);

•	interest rate or the method of computing the interest rate;

•	dates on which interest will accrue, or how the dates will be determined, the interest payment dates and any related record dates;

•	the place or places where debt securities may be surrendered for registration of transfer or for exchange, where notices and demands to or upon us in respect of the debt securities and the indentures may be served and where notices to holders will be published;

•	terms and conditions on which the debt securities may be redeemed, in whole or in part, at our option;

•	date(s), if any, on which, and the price(s) at which we are obligated to redeem, or at the holder’s option to purchase, in whole or in part, the debt securities and related terms and provisions;

•	details of any required sinking fund payments;

•	any index, formula or other method by which payments on the debt securities will be determined, and any special voting or defeasance provisions in connection with a determination, if the amount of payments are to be determined with reference to an index, formula or other method;

•	the persons to whom payments of interest will be made;

•	any provisions granting special rights to holders when a specified event occurs;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities; including under what circumstances, if any, and with what procedures and documentation we will pay additional amounts on the debt securities held by a non-U.S. person in respect of taxes, assessments or similar charges withheld or deducted and, if so, the terms related to any option we will have to redeem those debt securities rather than pay those additional amounts;

•	whether or not the debt securities will be issued in global form and who the depository will be;

•	any restrictions on the registration, transfer or exchange of the debt securities;

•	terms, if any, on which a series of debt securities may be convertible into or exercisable or exchangeable for our common shares, preferred shares, depository shares or other debt securities, including provisions as to whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option;

•	if the debt securities are convertible, exercisable or exchangeable, the events or circumstances which will result in adjustments to the conversion, exercise or exchange price and the formulae for determining the adjusted price;

•	whether the debt securities are secured or unsecured, and if secured, the amount and form of the security and related terms;

•	subordination terms of any senior subordinated debt securities and subordinated debt securities; and

•	any other terms that are not inconsistent with the indenture applicable to a series of debt securities, including any terms that may be required by or advisable under United States laws or regulations or advisable (as determined by us) in connection with the marketing of that series of debt securities.

Unless otherwise provided in an applicable indenture relating to debt securities, the debt securities will be issued only in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is transferred or redeemed in part.

A series of debt securities may be issued under the relevant indenture as original issue discount securities, which are securities that are offered and sold at a substantial discount from their stated principal amount. In addition, debt securities offered and sold at their stated principal amount may, under some circumstances, pursuant to applicable Treasury Regulations, be treated as issued at an original issue discount for federal income tax purposes. Federal income tax consequences and other special considerations applicable to any such original issue discount securities (or other debt securities treated as issued at an original issue discount) will be described in the prospectus supplement relating to those securities.

Covenants. We will agree in the indentures to:

•	pay the principal, interest and any premium on the debt securities when due;

•	maintain an office or agency where debt securities may be surrendered for registration of transfer, exchange, payment or conversion (if the debt securities are convertible) and where notices and demands to or upon us in respect of the debt securities and the relevant indenture(s) may be served;

•	prepare and file or deliver certain reports, as more fully specified in the relevant indenture, with the trustee under the relevant indenture, the SEC, and/or registered holders of debt securities, as the case may be;

•	deliver to the trustee under the relevant indenture, as more fully specified in that indenture, officers’ certificates relating to our compliance under the relevant indenture and the occurrence of any default or event of default under that indenture;

•	file with the trustee under the relevant indenture and the SEC, in accordance with, and as may be required by, the rules and regulations prescribed from time to time by the SEC, the additional information, documents and reports with respect to compliance by us with the conditions and covenants provided for in the relevant indenture;

•	unless our board of trustees determines that it is no longer desirable in the conduct of our business and the business of our significant subsidiaries, taken as a whole, and that there will be no adverse impact in any material respect to the holders of debt securities, subject to those exceptions as more fully specified in the relevant indenture, do or cause to be done all things necessary to preserve and keep in full force and effect:

•	our existence as a business trust, and the corporate, partnership or other existence of each of our significant subsidiaries, in accordance with their respective organizational documents;

•	the rights, licenses and franchises of us and certain of our subsidiaries; and

•	not at any time seek application of any applicable stay, extension or usury law that may affect the covenants or the performance under the indentures.

Consolidation, Merger and Sale of Assets. We will not consolidate with or merge into any other entity or transfer all or substantially all of our assets unless:

•	we are the surviving entity, or the surviving entity is an entity organized under the laws of the United States, any state of the United States or the District of Columbia;

•	the successor or surviving entity assumes all of our obligations under the debt securities and the indentures pursuant to supplemental indentures in forms reasonably satisfactory to the trustee(s) under the relevant indentures; and

•	immediately after the consolidation, merger or transfer, no event of default under the relevant indenture and no event that, after notice or lapse of time or both, would become an event of default, will have happened and be continuing.

Upon any such consolidation, merger or transfer of all or substantially all of our assets, the successor will be substituted for us under the indenture and we will be relieved of all obligations and covenants under the indenture and the debt securities, but we will not be relieved of the obligation to pay the principal of and interest on the debt securities, except in the case of a sale of all of our assets that meets the requirements stated in the immediately preceding paragraph.

Satisfaction and Discharge. Upon our request, the relevant indenture will no longer be effective with respect to any series for almost all purposes if either:

•	all outstanding securities of that series have been delivered to the trustee for cancellation, we have paid all sums payable in respect of that series and we have delivered to the trustee a certificate and opinion of legal counsel that all conditions precedent to satisfaction and discharge have been fulfilled; or

•	the only securities that remain outstanding have, or within one year will, become due and payable or are to be called for redemption, we have deposited with the trustee funds that are sufficient to make all future payments, no default or event of default will have occurred and be continuing on the date of that deposit and that deposit will not result in a breach of any other instrument by which we are bound, we have paid all other sums payable in respect of that series, and we have delivered to the trustee a certificate and opinion of counsel that all conditions precedent to satisfaction and discharge have been fulfilled.

Legal Defeasance and Covenant Defeasance. Under each indenture, we may elect with respect to a series of debt securities at our option and subject to the satisfaction of the conditions described below, either:

•	to be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of the applicable series and to have satisfied all of our other obligations under the debt securities of the applicable series and under the provisions of the relevant indenture, which we refer to as legal defeasance; or

•	to be released from some of our obligations under the relevant indenture as well as other obligations specified in any board resolutions, officer’s certificate or supplemental indenture, which we refer to as covenant defeasance.

We can exercise legal or covenant defeasance if we put in place the following arrangements:

•	we must irrevocably deposit with the applicable indenture trustee (or another trustee meeting certain eligibility requirements and agreeing to be bound by the applicable provisions of the relevant indenture), in trust, for the benefit of the holders of the applicable series of debt securities:

•	cash in United States dollars;

•	non-callable and non-redeemable direct obligations of the United States of America or of an agency or instrumentality controlled or supervised by the United States of America, in each instance, the payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America; or

•	a combination of the foregoing that, in each case, is sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding debt securities of the applicable series on their stated maturity or applicable redemption date, as the case may be, and any mandatory sinking fund payments applicable to that particular series of the debt securities on the day on which the payments are due;

•	we must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding securities of the applicable series will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance;

•	no default or event of default shall have occurred and be continuing on the date of the deposit of the amounts to be held in trust for the benefit of the holders (other than a default or event of default resulting from the borrowing of funds to be applied to the deposit) or in the case of any insolvency-related defaults, at any time in the period ending on the 91st day after the date of the deposit (or greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws that apply to the deposit by us); and

•	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to legal defeasance or covenant defeasance, as the case may be, have been complied with.

After satisfying the conditions for legal defeasance, the applicable debt securities will be deemed outstanding only for limited purposes as more fully set forth in the relevant indenture. After legal defeasance, the holders of outstanding debt securities will have to rely solely on the deposits we make to the trust for repayment on the debt securities.

After satisfying the conditions for covenant defeasance, the debt securities of the applicable series will be deemed not outstanding for the purposes of the covenants from which we have been released, but will continue to be deemed outstanding for all other purposes under the relevant indenture.

The applicable prospectus supplement may further describe additional provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Information Concerning the Trustee. The prospectus supplement with respect to a particular series of debt securities will describe any relationship that we may have with the trustee at the time the debt securities are offered. We may also maintain bank accounts, borrow money and have other customary banking or investment banking relationships with the trustee, or its affiliates, in the ordinary course of business.

Form, Exchange, Transfer. Unless otherwise specified in a prospectus supplement relating to a particular series of debt securities, debt securities will be issued in registered form without coupons. They may also be issued in global form with accompanying book-entry procedures as outlined below.

A holder of debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and with the same terms and aggregate principal amount. They are transferable at the corporate trust office of the trustee or at any transfer agent designated by us for that purpose. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange, other than exchanges not involving any transfer, like the issuance of definitive securities in replacement of temporary securities or the issuance of new securities upon surrender of a security that is redeemed or purchased in part.

Global Securities. The registered debt securities may be issued in the form of one or more fully registered global securities that will be deposited with and registered in the name of a depositary or with a nominee for a depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement. We anticipate that the description below will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for such registered global security (“participants”) or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the principal amounts of the debt securities represented by the registered global security beneficially owned by such participants. Ownership of beneficial interests in such registered global security will be shown on, and the transfer of such ownership interests will be effected, only through records maintained by the depositary for such registered global security or on the records of participants for interests of persons holding through participants.

So long as the depositary for a registered global security, or its nominee, is the registered owner of a registered global security, the depositary or the nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes. Except as set forth below, owners of beneficial interests in a registered global security will not:

•	be entitled to have the debt securities represented by such registered global security registered in their names;

•	receive or be entitled to receive physical delivery of such debt securities in definitive forms; and

•	be considered the owners or holders of the debt securities.

Accordingly, each person owning a beneficial interest in a registered global security will have to rely on the procedures of the depositary for such registered global security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders, or if an owner of a beneficial interest in a registered global security desires to take any action that a holder is entitled to take under the applicable indenture, the depositary would authorize the participants holding the relevant beneficial interests to take such action, and such participants would authorize beneficial owners owning through such participants to take such action.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to such depositary or its nominee, as the case may be, as the registered owner of such registered global security. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such registered global security.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such registered global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in such a registered global security held by the participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.”

We may at any time, in our sole discretion, determine not to have any of the debt securities of a series represented by one or more registered global securities and, in such event, will issue debt securities of such series in certificated form in exchange for all of the registered global security or securities representing such debt securities. Any debt securities issued in certificated form in exchange for a registered global security will be registered in such name or names as the depositary shall instruct the relevant trustee. We expect that such instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in such registered global security.

If provided in a prospectus supplement relating to a series of debt securities, the debt securities of that series may also be issued in the form of one or more global securities that will be deposited with a common depositary identified in the prospectus supplement. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of debt securities to be represented by a global security will be described in the prospectus supplement relating to that series.

Particular Terms of the Senior Debt Securities

Ranking of Senior Debt Securities. Unless otherwise specified in a prospectus supplement relating to a series of debt securities, the senior debt securities will constitute part of our senior debt and rank equally with all our other senior debt that is unsecured (and will effectively rank junior to any secured debt). The senior debt securities will be senior to our senior subordinated debt and subordinated debt.

Events of Default. The following are events of default under a series of senior debt securities:

•	we fail to pay the principal, any premium, if any, or any sinking fund payment on any senior debt securities of that series when due;

•	we fail to pay interest on any senior debt securities of that series within 30 days following the due date;

•	we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior debt securities does not necessarily constitute an event of default with respect to any other series of senior debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest of all the senior debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of all series covered by such declaration may annul or rescind the declaration and any related payment default that resulted from the declaration, but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior debt securities not joining in the action.

A holder may pursue a remedy directly under the indenture or the series of senior debt securities, but, before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding senior debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60 day period, the holders of a majority in principal amount of the then outstanding senior debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior debt securities of such series waive any past defaults, except:

•	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior debt securities affected.

We will periodically file statements with the trustees regarding our compliance with covenants in the senior indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior indenture and described in the applicable prospectus supplement, the senior indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior indenture. Some amendments or waivers, however, require the consent of each affected holder of any senior debt security affected. Without the consent of each holder, an amendment or waiver may not:

•	reduce the principal amount of the senior debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior debt securities of any series or alter the provisions with respect to the redemption of the senior debt securities;

•	reduce the rate, or change the time for payment, of interest, including default interest, on any senior debt security of any series;

•	waive a default or event of default in the payment of principal of, or interest or premium on, the senior debt securities of any series, except a rescission of acceleration of the senior debt securities by the holders of a majority in aggregate principal amount of the senior debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior debt security of any series payable in currency other than that stated in the senior debt securities of that series;

•	make any change in the provisions of the senior indenture relating to waivers of past defaults or the rights of the holders of senior debt securities to receive payments of principal of or interest or premium on the senior debt securities;

•	waive a redemption payment with respect to any senior debt security;

•	make any change in the right of any holders of senior debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior indenture may amend or supplement the senior indenture or the senior debt securities issued thereunder without the consent of any holder:

•	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior debt securities;

•	to add events of default;

•	to provide for the issuance of senior debt securities in coupon form and to provide for exchangeability of those senior debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, or to correct or supplement any provision in the indenture that might be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior debt securities of any series are not adversely affected in any material respect under that indenture;

•	to comply with the requirements of the Securities and Exchange Commission, or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•	to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Senior Subordinated Debt Securities

Ranking of Senior Subordinated Debt Securities. The senior subordinated debt securities will rank senior to any subordinated debt securities and will be subordinated and junior in right of payment to any senior debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the applicable indenture and described in the prospectus supplement relating to a series of senior subordinated debt securities.

Subordination. Unless an applicable prospectus supplement indicates otherwise, the following provisions will apply to the senior subordinated debt securities. Our obligations under the senior subordinated debt securities will be subordinated in right of payment to our obligations under our senior debt. For this purpose, “senior debt” generally includes any indebtedness that does not expressly provide that it is on a parity with or subordinated in right of payment to the senior subordinated debt securities. Specifically, senior debt includes obligations under any credit facility with banks or other institutional lenders and obligations under the senior debt securities described in this prospectus. Senior debt will not include:

•	any liability for federal, state, local or other taxes;

•	any indebtedness to any of our subsidiaries or other affiliates;

•	any trade payables;

•	any indebtedness that we may incur in violation of the senior subordinated or any subordinated indenture; or

•	obligations under any subordinated debt securities.

If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior debt before we pay the principal of, or any premium or interest on, the senior subordinated debt securities.

We may not make any payment on the senior subordinated debt securities if a default in the payment of the principal, premium, if any, interest or other obligations, including a default under any repurchase or redemption obligation in respect of designated senior debt, occurs and continues beyond any applicable grace period. We may not make any payment on the senior subordinated debt securities if any other default occurs and continues with respect to designated senior debt that permits holders of the designated senior debt to accelerate its maturity and the trustee receives a notice of default from us, a holder of designated senior debt or other person permitted to give notice. We may not resume payments on the senior subordinated debt securities until the defaults are cured or specified time periods pass, unless the maturity of the senior debt is actually accelerated.

The term “designated senior debt” means our obligations under any particular senior debt if the amount of that senior debt is at least the amount specified in the applicable prospectus supplement and the debt instrument expressly provides that the senior debt will be designated senior debt with respect to the senior subordinated debt securities.

We expect that the terms of some of our senior debt will provide that an event of default under the senior subordinated debt securities or an acceleration of their maturity will constitute an event of default under the senior debt. In that case, if the maturity of the senior subordinated debt securities is accelerated because of an event of default, we may not make any payment on the senior subordinated debt securities until we have paid all senior debt or the acceleration has been rescinded. If the payment of the senior subordinated debt securities is accelerated because of an event of default, we must promptly notify the holders of senior debt of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the senior subordinated debt securities may receive less, ratably, than our other creditors.

The indenture for senior subordinated debt securities may not limit our ability to incur additional senior debt.

The subordination provisions may not be amended in a manner adverse to the holders of the senior subordinated debt securities without the consent of the holders of at least 75% of the aggregate principal amount of senior subordinated debt securities then outstanding affected by the amendment, voting as a single class.

Events of Default. The following are events of default under a series of senior subordinated debt securities:

•	we fail to pay the principal, any premium, if any, or any sinking fund payment, on any senior subordinated debt securities of that series when due;

•	we fail to pay interest on any senior subordinated debt securities of that series within 30 days following the due date;

•	we fail to observe or perform any other covenant, representation, warranty or other agreement in the senior subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding senior subordinated debt securities of all series affected by that failure, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of senior subordinated debt securities does not necessarily constitute an event of default with respect to any other series of senior subordinated debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of senior subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the senior subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to one or more series of senior subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior subordinated debt securities of all series with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the senior subordinated indenture) of all the senior subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding senior subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of senior subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The senior subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series with respect to which an event of default occurs and is continuing, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it, except that:

•	the direction cannot conflict with any law or regulation or the indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might subject it to personal liability or be unduly prejudicial to the holders of the senior subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the senior subordinated indenture or the series of senior subordinated debt securities, but before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding senior subordinated debt securities of all affected series, treating all those series as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60 day period, the holders of a majority in principal amount of the then outstanding senior subordinated debt securities of all those series, treating all those series as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of senior subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on senior subordinated debt securities on or after the respective due dates, without regard to acceleration or default, may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the senior subordinated debt securities then outstanding of all affected series, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the senior subordinated debt securities of such series waive any past defaults, except:

•	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, senior subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of senior subordinated debt securities affected.

We will periodically file statements with the trustees regarding our compliance with covenants in the senior subordinated indenture.

Modifications and Amendments. Except as provided below, or more fully specified in the senior subordinated indenture, the senior subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of all series of senior subordinated debt securities affected by the amendment or supplement, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding senior subordinated debt securities of all series affected by the waiver, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the senior subordinated indenture. Some amendments or waivers, however, require the consent of each affected holder of any senior subordinated debt security. Without the consent of each affected holder, an amendment or waiver may not:

•	reduce the principal amount of the senior subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation, if any, of any senior subordinated debt securities of any series, or alter the provisions with respect to the redemption of the senior subordinated debt securities;

•	reduce the rate, or change the time for payment, of interest, including default interest, on any senior subordinated debt security of any series;

•	waive a default or event of default in the payment of principal of, or interest or premium on, the senior subordinated debt securities of any series, except a rescission of acceleration of the senior subordinated debt securities by the holders of a majority in aggregate principal amount of the senior subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any senior subordinated debt security of any series payable in currency other than that stated in the senior subordinated debt securities of that series;

•	make any change in the provisions of the senior subordinated indenture relating to waivers of past defaults or the rights of the holders of senior subordinated debt securities to receive payments of principal of or interest or premium on the senior subordinated debt securities;

•	waive a redemption payment with respect to any senior subordinated debt security;

•	make any change in the right of any holders of senior subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a senior subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed, without regard to acceleration or default, in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the senior subordinated indenture may amend or supplement the senior subordinated indenture or the senior subordinated debt securities issued thereunder without the consent of any holder:

•	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the senior subordinated indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of senior subordinated debt securities;

•	to add events of default;

•	to provide for the issuance of senior subordinated debt securities in coupon form and to provide for exchangeability of those senior subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of senior subordinated debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, or to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of senior subordinated debt securities of any series are not adversely affected in any material respect under that indenture;

•	to comply with the requirements of the Securities and Exchange Commission, or to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939; or

•	to make any change that does not adversely affect the rights of any holder.

Particular Terms of the Subordinated Debt Securities

Ranking of Subordinated Debt Securities. The subordinated debt securities will be subordinated and junior in right of payment to any senior debt securities and senior subordinated debt securities issued by us, as well as certain other indebtedness incurred by us to the extent set forth in the prospectus supplement.

Subordination. Unless the prospectus supplement indicates otherwise, the subordination provisions of the subordinated debt securities will be the same as those of the senior subordinated debt securities just described, with the following exceptions:

•	“Senior debt” will include our obligations under the senior subordinated debt securities, as well as under the other debt specified above; and

•	different series of subordinated debt securities may rank senior to other series. In that case, our obligations under the higher-ranking series of subordinated debt will be “senior debt” in relation to the lower-ranking series.

Events of Default. The following are events of default under a series of subordinated debt securities:

•	we fail to pay the principal, any premium, if any, or any sinking fund payment, on any subordinated debt securities of that series when due;

•	we fail to pay interest on any subordinated debt securities of that series within 30 days following the due date;

•	we fail to observe or perform any other covenant, representation, warranty or other agreement in the subordinated indenture applicable to that series and that failure continues for 60 days after we receive notice to comply from the trustee or holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which that default has occurred, treating all those series as a single class; and

•	certain events of bankruptcy or insolvency occur, whether voluntary or not.

The prospectus supplement for a particular series may describe additional or different events of default that apply to that series. An event of default with respect to one series of subordinated debt securities does not necessarily constitute an event of default with respect to any other series of subordinated debt securities.

If a default or an event of default occurs and is continuing, and if a responsible officer of the trustee under the indenture has actual knowledge thereof, the trustee will mail to the holders of subordinated debt securities of the affected series a notice to that effect within 90 days after it occurs. Except in the case of a default in the payment of principal or interest, the trustee under the subordinated indenture may withhold notice if and so long as a committee of the trustee’s responsible officers in good faith determines that withholding the notice is in the interests of the holders.

If an event of default with respect to any series of subordinated debt securities occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding subordinated debt securities of that series and all other series that rank equal with that series and with respect to which the event of default occurs and is continuing, treating all those series as a single class, may declare the principal of, premium, if any, and accrued and unpaid interest (subject to applicable subordination provisions in the relevant indenture) of all the subordinated debt securities of those series to be immediately due and payable. The holders of a majority in aggregate principal amount of the then outstanding subordinated debt securities of all series covered by such declaration may annul and rescind the declaration and any related payment default that resulted from the declaration but not any other payment default. Certain events of bankruptcy and insolvency will result in all outstanding series of subordinated debt securities becoming due and payable immediately without any further action on the part of the trustee or the holders.

The subordinated indenture entitles the trustee to be indemnified by the holders before proceeding to exercise any right or power at the request of any of the holders.

The holders of a majority in principal amount of the outstanding subordinated debt securities of all series with respect to which an event of default occurs and is continuing and that rank equal with each other, treating all those series as a single class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust power conferred on it with respect to those series, except that:

•	the direction cannot conflict with any law or regulation or the subordinated indenture;

•	the trustee may take any other action deemed proper by the trustee that is not inconsistent with the direction; and

•	the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the holders of the subordinated debt securities not joining in the action.

A holder may pursue a remedy directly under the indenture or the series of subordinated debt securities, but before doing so, the following must occur:

•	the holder must give to the trustee written notice that an event of default has occurred and is continuing;

•	the holders of at least 25% in principal amount of the then outstanding subordinated debt securities of all affected series that rank equal with each other, treating all those securities as a single class, must make a written request to the trustee to pursue the remedy;

•	the holder, or holders, must offer and, if requested, provide to the trustee an indemnity satisfactory to the trustee against any loss, liability or expense from the taking of the action;

•	the trustee does not comply with the request within 60 days after receipt of the request and offer and, if requested, the provision of indemnity; and

•	during the 60 day period, the holders of a majority in principal amount of the then outstanding subordinated debt securities of all those series, treating all those securities as a single class, do not give the trustee a direction inconsistent with the written request.

However, holders have an absolute right to receipt of principal, premium, if any, and interest on or after the respective due dates and to institute suit for the enforcement of those payments. The right of a holder of subordinated debt securities to bring suit for the enforcement of any payments of principal, premium, if any, and interest on subordinated debt securities on or after the respective due dates may not be impaired or affected without the consent of that holder.

The holders of a majority in principal amount of the subordinated debt securities then outstanding of all affected series that rank equal with each other, treating all such series as a single class, may by notice to the trustee on behalf of all holders of the subordinated debt securities of such series waive any past defaults, except:

•	a continuing default in payment of the principal of, premium, if any, or interest on, or any sinking fund payment on, subordinated debt securities of the series; and

•	a continuing default in respect of a covenant or provision of the indenture that cannot be amended or modified without the consent of each holder of each debt securities affected.

We will periodically file statements with the trustee regarding our compliance with covenants in the subordinated indenture.

Modifications and Amendments. Except as provided below, or as more fully specified in the subordinated indenture and described in the applicable propectus supplement, the subordinated indenture may be amended or supplemented by us and the trustee with the consent of holders of a majority in principal amount of each series of debt securities affected by the amendment or supplement, that rank equal with each other, treating all such series as a single class. In addition, the record holders of a majority in principal amount of the outstanding subordinated debt securities of all series affected by the waiver that rank equal with each other, treating all such series as a single class, may, with respect to those series, waive defaults under, or compliance with, the provisions of the subordinated indenture. However, some amendments or waivers require the consent of each holder of any subordinated debt security affected. Without the consent of each holder, an amendment or waiver may not:

•	reduce the principal amount of the subordinated debt securities of any series whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal or change the fixed maturity of the principal of, premium, if any, or mandatory sinking fund obligation if any, of any subordinated debt securities of any series or alter the provisions with respect to the redemption of the subordinated debt securities;

•	reduce the rate, or change the time for payment, of interest, including default interest, on any subordinated debt security of any series;

•	waive a default or event of default in the payment of principal of, or interest or premium on, the subordinated debt securities of any series, except a rescission of acceleration of the subordinated debt securities by the holders of a majority in aggregate principal amount of the subordinated debt securities of any series and a waiver of the payment default that resulted from that acceleration;

•	make any subordinated debt security of any series payable in currency other than that stated in the debt securities of that series;

•	make any change in the provisions of the subordinated indenture relating to waivers of past defaults or the rights of the holders of subordinated debt securities to receive payments of principal of or interest or premium on the subordinated debt securities;

•	waive a redemption payment with respect to any subordinated debt security;

•	make any change in the right of any holders of subordinated debt securities regarding waivers of defaults or impair or affect the right of any holder of a subordinated debt security of any series to receive payment of principal, premium, if any, and interest on that security on or after the due date expressed in that security or to bring suit for the enforcement of any payment on or after the due date; or

•	make any change in the above amendment and waiver provisions.

We and the trustee under the subordinated indenture may amend or supplement the indenture or the debt securities issued thereunder without the consent of any holder:

•	to evidence the succession of another person to us, or successive successions, and the assumption by the successors of our covenants, agreements and obligations under the subordinated indenture;

•	to add other covenants, restrictions or conditions for the protection of the holders of all or any series of subordinated debt securities;

•	to add events of default;

•	to provide for the issuance of subordinated debt securities in coupon form and to provide for exchangeability of those subordinated debt securities under the indenture in fully registered form;

•	to provide for the issuance of and to establish the form, terms and conditions of subordinated debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to add or change any of the provisions of the indenture necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to cure any ambiguity, or to correct or supplement any provision in the indenture which might be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make any other provisions with respect to matters or questions arising under that indenture, so long as the interests of holders of debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to make any change that does not adversely affect the rights of any holder.

For the purpose of amending or supplementing our subordinated indenture, or waving a default under or compliance with the provisions of the subordinated indenture, debt securities that are convertible into equity securities and debt securities that are not so convertible shall not be treated as part of the same class notwithstanding that such debt securities may otherwise rank equal with each other.

DESCRIPTION OF WARRANTS

The following description describes the general terms and provisions of the warrants to which any prospectus supplement may relate. The prospectus supplement relating to the warrants will describe the particular terms of the warrants and the extent, if any, to which these general provisions may apply to the warrants offered.

We may issue warrants to purchase common shares, preferred shares, senior debt securities, senior subordinated debt securities, subordinated debt securities, depositary shares or any combination thereof. The warrants may be issued independently or together with any other securities and may be attached or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants of any series and will not assume any obligation or relationship of agency for or with holders or beneficial owners of the warrants.

The applicable prospectus supplement will describe the terms of any warrants and the related offering in respect of which this prospectus is being delivered, including the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants and the number of such underlying securities issuable upon exercise of the warrants;

•	the price or prices at which the securities underlying the warrants may be purchased;

•	the date on which the right to exercise the warrants will commence and the date on which the right shall expire;

•	whether the warrants will be issued in registered form or bearer form;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the other securities with which the warrants are issued and the number of such warrants issued with each such underlying warrant security;

•	if applicable, the date on and after which the warrants and other securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of certain United States federal income tax considerations;

•	the procedures and conditions relating to the exercise of the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF SHAREHOLDER RIGHTS

We may issue shareholder rights (rights of our shareholders for the purchase of common shares or other securities). Rights may be issued independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such securities. Each series of rights will be issued under a separate rights agreement (each, a “Rights Agreement”) to be entered into between us and a bank or trust company, as rights agent, specified in the applicable prospectus supplement relating to that particular issue of rights (the “Rights Agent”). The Rights Agent will act solely as our agent in connection with the rights of any series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of rights. The foregoing sets forth certain general terms and provisions of the rights offered hereby. Further terms of the rights and the applicable rights agreements will be set forth in the applicable prospectus supplement to be filed and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part at or before the issuance of such series of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued including, where applicable, the following: (1) the date for determining the shareholders entitled to rights issued in the offering; (2) the aggregate number of common shares or other securities purchasable upon exercise of such rights and the exercise price; (3) the aggregate number of rights being issued; (4) the date, if any, on and after which such rights may be separately transferrable; (5) the date on which the right to exercise such rights shall commence and the date on which such rights shall expire; (6) the minimum or maximum number of such rights which may be exercised at any one time; (7) a discussion of certain federal income tax considerations; and (8) any other terms of such rights, including the term, procedures, and limitations relating to distribution, exchange and exercise of such rights. Rights shall be exercisable for United States dollars only and will be in registered form only.

DESCRIPTION OF DEPOSITARY SHARES

We describe in this section the general terms of depositary shares. We will describe the specific terms of any depositary shares issued in a prospectus supplement. The following description of the deposit agreement, the depositary shares and the depositary receipts is only a summary and you should refer to the forms of the deposit agreement and depositary receipt that will be filed with the SEC in connection with any particular offering of depositary shares.

General

We may offer fractional interests in preferred shares, rather than full preferred shares. In that case, we will provide for the issuance by a depositary to investors of receipts for depositary shares, each representing a fractional interest in a share of a particular series of preferred shares. The depositary shares will be evidenced by depositary receipts issued under the depositary agreement. For a description of our preferred shares, see “Description of Preferred Shares of Beneficial Interest.”

The preferred shares underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The depositary will be identified in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred shares underlying such depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends, if any, and other cash distributions, if any, received in respect of the preferred shares to the record holders of depositary shares representing the preferred shares in proportion to the number of depositary shares owned by such holders on the relevant record date.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred shares converted into Excess Shares.

Withdrawal

Unless otherwise indicated in the applicable prospectus supplement and unless the related depositary shares have been called for redemption (or the underlying preferred shares have been converted into Excess Shares), if you surrender depositary receipts at the principal office of the depositary, then you will be entitled to receive the number of whole or fractional preferred shares and any money or other property represented by such depositary shares. Holders of preferred shares received in exchange for depositary shares will no longer be entitled to deposit those shares under the deposit agreement or to receive depositary shares in exchange for those preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares being withdrawn, the depositary will deliver to the holder a new depositary receipt evidencing such excess number of depositary shares.

Redemption of Depositary Shares

Unless otherwise specified in the applicable prospectus supplement, neither the depositary shares nor the series of preferred shares underlying the depositary shares will be convertible or exchangeable into any other class or series of our securities.

If the series of the preferred shares underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the redemption proceeds, in whole or in part, of the series of the preferred shares held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred shares that the depositary share bears to the underlying preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing the preferred shares redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

Voting the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail information about the meeting contained in the notice to the record holders of the depositary shares relating to the preferred shares. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred shares) will be entitled to instruct the depositary as to how the preferred shares underlying the holder’s depositary shares should be voted. The depositary will be required to vote, insofar as practicable, the number of preferred shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred shares. The depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from the depositary’s negligence or willful misconduct.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Amendment and Termination of the Deposit Agreement

We may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement by agreement with the depositary at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts of a particular series or class will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority of the depositary shares of such series or class then outstanding. Additionally, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, approval is also required by the holders of depositary receipts representing not less than a specified percentage or all of the depositary shares of such series or class then outstanding, as provided in the applicable prospectus supplement. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender the depositary receipt with instructions to deliver to the holder the related preferred shares and all money and other property, if any, represented thereby, except in order to comply with law.

Unless otherwise provided in the applicable prospectus supplement, we may terminate the deposit agreement upon not less than 30 days’ prior written notice to the depositary if: (1) such termination is necessary to assist in maintaining our status as a REIT or (2) a majority of each series of preferred shares affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional preferred shares as are represented by the depositary shares evidenced by such depositary receipts, together with any other property held by the depositary with respect to such depositary receipts. In addition, the deposit agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed or converted into or exchanged for other securities;

•	there has been a final distribution on the preferred shares underlying the depositary shares relating to the deposit agreement in connection with our liquidation, dissolution or winding up and the distribution has been made to the holders of the related depositary shares evidenced by depositary receipts; or

•	the holders of depositary receipts representing not less than a specified majority of the outstanding depositary shares relating to the deposit agreement have consented to such termination.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We also will pay charges of the depositary in connection with the initial deposit of the related class or series of preferred shares and any redemption of such preferred shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, and such other charges as are expressly provided in the deposit agreement for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of shares of a class or series of preferred shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such preferred shares are paid by the holders thereof.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and, unless otherwise specified in the applicable prospectus supplement, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications that we must furnish to the holders of the preferred shares.

Neither we nor the depositary will be liable for any damages if, by law or any circumstance beyond our control, either of us is prevented or delayed in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of the duties set forth in the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred shares unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent, and on documents believed to be genuine.

In the event that the depositary receives conflicting claims, requests or instructions from us and any holders of depositary receipts, the preferred share depositary will be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF UNITS

We may issue units consisting of common shares, preferred shares, debt securities, warrants, depositary shares or any combination of those securities. The applicable prospectus supplement will describe the terms of any units including the following:

•	the terms of the units and each of the securities included in the units, including whether and under what circumstances the securities included in the units may or may not be traded separately;

•	the terms of any unit agreement governing the units;

•	if applicable, a discussion of certain United Stated federal income tax considerations; and

•	the provisions for the payment, settlement, transfer or exchange of the units.

CERTAIN PROVISIONS OF OUR TRUST AGREEMENT AND BY-LAWS

The following summary of certain provisions of our Trust Agreement and By-laws is subject to and qualified in its entirety by reference to our Trust Agreement and By-laws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where To Find Additional Information.”

Ownership Limits and Restrictions on Transferability

In order to protect our status as a REIT, no more than 50% of the value of our outstanding shares (including common shares and preferred shares and after taking into account options to acquire shares) may be owned, directly or constructively, by five or fewer individuals and the shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To assist us in satisfying these tests, subject to some exceptions, our Trust Agreement prohibits any shareholder from owning more than 9.9% of our outstanding common shares (exclusive of preferred shares) or more than 9.9% of any class or series of preferred shares. Our Trust Agreement also prohibits transfers of shares that would cause a shareholder to exceed the 9.9% limit or cause us to be beneficially owned by fewer than 100 persons. Our board of trustees may exempt a person from the 9.9% ownership limit if our board receives a ruling from the Internal Revenue Service or an opinion of counsel or tax accountants that exceeding the 9.9% ownership limit as to that person would not jeopardize our status as a REIT. Absent an exemption, this restriction may discourage a tender offer or other transaction or change in management or control that might involve a premium price for our shares or otherwise be in the best interests of our shareholders.

Term of Office of Members of the Board of Trustees

We do not have a classified board. Trustees are elected at our annual meeting of shareholders and serve until the subsequent annual meeting of shareholders and until their respective successors have been duly elected and have qualified.

Multiple Classes and Series of Shares of Beneficial Interest

Our Trust Agreement permits our board of trustees to create and issue multiple classes and series of shares, including classes and series of preferred shares having preferences to the existing shares on any matter, including rights in liquidation or to dividends and conversion rights (including shareholder rights plans), and other securities having conversion rights, and may authorize the creation and issuance by our subsidiaries and affiliates of securities having conversion rights in respect of our shares. Our Trust Agreement further provides that the terms of such rights or other securities may provide for disparate treatment of certain holders or groups of holders of such rights or other securities. Our issuance of such rights or preferred shares could delay or prevent someone from acquiring control of us, even if a change in control were in the best interests of our shareholders.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF PREIT ASSOCIATES, L.P.

The following is a summary of material provisions in the partnership agreement of PREIT Associates, L.P., our operating partnership. For more detail, you should refer to the partnership agreement itself, a copy of which is filed with the SEC and which we incorporate by reference herein.

General

We are the sole general partner of our operating partnership. When our Company was organized on September 30, 1997, we contributed to our operating partnership, or to entities wholly owned by our operating partnership, the real estate interests that we owned, directly or indirectly, or the economic benefits of those real estate interests, in exchange for a general partnership interest in our operating partnership and a number of partnership units that equaled, in the aggregate, the number of common shares issued and outstanding on September 30, 1997.

Management

Under the partnership agreement, we, as the sole general partner, have the authority, to the exclusion of the limited partners, to make all management decisions on our operating partnership’s behalf. In addition, we, as general partner, may cause our operating partnership to create and issue additional classes of limited or preferred partner interests with terms different from the limited partner and general partner interests currently outstanding. We have agreed in the partnership agreement to conduct substantially all of our business activities through our operating partnership unless a majority in interest of the partnership units (exclusive of partnership units that we own) consent to the conduct of business activities outside of our operating partnership.

Authorization of Partnership Units and Voting Rights

The partnership agreement authorizes the issuance of an unlimited number of partnership units in one or more classes. Holders of the partnership units are entitled to distributions from our operating partnership as and when made by us as the general partner. We are required to make distributions on the Class A and Class B partnership units that we hold directly or indirectly at the times and in the amounts required to allow us to make distributions to our shareholders necessary to preserve our status as a REIT for federal income tax purposes. As such, we anticipate that the other holders of partnership units will receive those distributions at the approximate time, and in the same amounts, as we declare and pay dividends to our shareholders.

Holders of partnership units generally have no right to vote on any matter voted on by holders of our shares except that, before the date on which at least half of the partnership units issued on September 30, 1997 in connection with our organization have been redeemed, the holders of the partnership units issued and outstanding on September 30, 1997 are entitled to vote those partnership units and additional partnership units that they may have received and may receive in the future in transactions that were the subject of the September 30, 1997 issuance, along with our shareholders as a single class, on any proposal to merge, consolidate, or sell substantially all of our assets. Our partnership units are not included for purposes of determining when half of the partnership units issued and outstanding on September 30, 1997 have been redeemed, nor are they counted as votes. If the holders of our shares vote on such a transaction, and holders of the partnership units are entitled to vote on the transaction, then each covered partnership unit will be entitled to one vote for each share issuable by us upon the redemption of such partnership unit and the necessary vote to effect such action shall be the sum of an absolute majority of the outstanding partnership units entitled to vote on such matter and the applicable vote of the holders of our outstanding shares. The required aggregate vote may be met by any combination of holders of our partnership units or shares.

The partnership agreement also provides that our operating partnership may not engage in a fundamental transaction (e.g., any merger) unless, by the terms of the fundamental transaction, the partnership units are treated in the same manner as that number of shares for which they are exchangeable upon notice of redemption are treated. Holders of the partnership units also have the right to vote on certain amendments to the partnership agreement.

Redemption Rights

A limited partner holding Class A or Class B partnership units may elect to redeem such units at such time, and for such consideration, as provided in the partnership agreement. In general, and subject to certain exceptions and limitations, holders of Class A partnership units (other than our operating partnership and its subsidiaries) may, beginning one year following the respective issue dates, give one or more notices of redemption with respect to all or any part of the Class A partnership units so owned and then held by such party. Class B partnership units are redeemable at the option of the holder at any time after issuance.

If a notice of redemption is given, we may elect to acquire the partnership units tendered for redemption for our own account, either in exchange for the issuance of a like number of shares (subject to adjustments for share splits, recapitalizations, and like events) or a cash payment equal to the average closing price of the shares over the ten consecutive trading days immediately before we receive, in our capacity as general partner of PREIT Associates, L.P., the notice of redemption. If we decline to exercise such right, then on the tenth day following tender for redemption, our operating partnership will pay a cash amount equal to the number of Class A or Class B partnership units so tendered multiplied by such average closing price.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material United States federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, ownership and disposition of our common shares. The statements in this summary, to the extent they constitute matters of law, summaries of legal matters, or legal conclusions, and subject to the limitations expressed herein, represent the opinion of Drinker Biddle & Reath LLP. For purposes of the following discussion, references to the “Company,” “we” and “us” mean Pennsylvania Real Estate Investment Trust and not our subsidiaries or affiliates, and the “operating partnership” refers to PREIT Associates, L.P. Because this is a summary that is intended to address only the federal income tax consequences relating to the acquisition, ownership and disposition of our common shares, it may not contain all the information that may be important in your specific circumstances. As you review this discussion, you should keep in mind that:

(1) The tax consequences to you may vary depending on your particular tax situation;

(2) Special rules that are not discussed below may apply to you if, for example, you are a tax-exempt organization, a broker-dealer, a partnership, a trust, an estate, a regulated investment company, a financial institution, an insurance company, a real estate investment trust, or otherwise subject to special tax treatment under the Code;

(3) This summary does not address state, local or non-U.S. tax consequences;

(4) This summary deals only with common shares owned as “capital assets,” within the meaning of Section 1221 of the Code; and

(5) This discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your tax advisor to determine the effect of acquiring, owning and disposing of our common shares in your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this section is based on the Code, current, temporary and proposed regulations promulgated by the U.S. Treasury Department, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, or the IRS, and court decisions. The reference to IRS interpretations and practices includes IRS practices and policies as endorsed in private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives the ruling. In each case, these sources are relied upon as they exist on the date of this registration statement.

Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. Moreover, even if there is no change in the applicable law, no assurance can be provided that the statements made in the following discussion, which do not bind the IRS or the courts, will not be challenged by the IRS or will be sustained by a court if so challenged.

Taxation of the Company as a REIT

General. Our Company has elected to be taxed as a REIT under the Code. A REIT generally is not subject to federal income tax on the net income that it distributes to shareholders if it meets the applicable REIT distribution requirements and other requirements for REIT qualification under the Code. We believe that we have been and are organized and have operated, and we intend to continue to operate, in a manner so as to qualify as a REIT, but there can be no assurance that we qualify or will remain qualified as a REIT. Qualification and taxation as a REIT depend upon our ability to meet, through actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide assurance that our actual operating results will satisfy the requirements for taxation as a REIT under the Code for any particular taxable year.

The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation. For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is distributed currently to our shareholders. U.S. Shareholders (as defined below) generally will be subject to taxation on dividends (other than dividends designated capital gain dividends and “qualified dividend income”) at rates applicable to ordinary income, instead of at lower capital gain rates.

Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the “double taxation” (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT “C” corporations) generally are subject to federal corporate income taxation on their income, and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, shareholders who are taxed at individual rates generally are taxed on dividends from regular corporations at capital gains rates, which are lower for individuals than ordinary income rates; and shareholders who are taxed at regular corporate rates receive the benefit of a dividends-received deduction that substantially reduces the effective rate that they pay on such dividends. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of federal income taxation than if the income were earned by a regular corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends-received deduction.

Although we generally will not be subject to corporate income taxes on income that we distribute currently to shareholders, we will be subject to federal income tax as follows:

(1) We will be taxed at regular corporate rates on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

(2) We may be subject to the “alternative minimum tax” on our undistributed items of tax preference, if any.

(3) If we have (a) net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business, or (b) other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on this income.

(4) Our net income from “prohibited transactions” will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

(5) If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the gross income attributable to the greater of the amount by which we fail either the 75% or 95% gross income test, multiplied in either case by a fraction intended to reflect our profitability.

(6) We will be subject to a 4% nondeductible excise tax on the excess, if any, of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which federal income tax was imposed if we fail to make the required distributions by the end of a calendar year. The required distribution for each calendar year is equal to the sum of:

•	85% of our REIT ordinary income for the year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

(7) We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and our taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties.

(8) If we acquire any assets from a non-REIT “C” corporation in a carry-over basis transaction, we will be liable for corporate income tax, at the highest applicable corporate rate for the “built-in gain” with respect to those assets if we dispose of those assets within 10 years after they were acquired. For such dispositions, in 2009 through 2013, shorter recognition periods applied. Built-in gain is the amount by which an asset’s fair market value exceeds its adjusted tax basis at the time we acquire the asset. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a non-REIT “C” corporation owns an interest, we will be subject to this tax in proportion to the corporation’s interest in the partnership. However, if we are subject to taxation on our REIT taxable income or subject to tax due to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation, some of the dividends we pay to our shareholders during the following year may be subject to tax at the reduced capital gains rates, rather than taxed at ordinary income rates. See “—Taxation of U.S. Shareholders—Qualified Dividend Income.”

(9) If we fail to satisfy one of the REIT asset tests (other than certain de minimis failures), but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by the non-qualifying assets during the period of time that the assets were held as non-qualifying assets by the highest rate of tax applicable to corporations.

(10) If we fail to satisfy certain of the requirements under the Code the failure of which would result in the loss of our REIT status, and the failure is due to reasonable cause and not willful neglect, we may be required to pay a penalty of $50,000 for each such failure in order to maintain our qualification as a REIT.

(11) If we fail to comply with the requirements to send annual letters to certain of our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

Furthermore, notwithstanding our status as a REIT, we also may have to pay certain state and local income taxes, because not all states and localities treat REITs the same as they are treated for federal income tax purposes. Moreover, each of our taxable REIT subsidiaries (as further described below) is subject to federal, state and local corporate income taxes on its net income.

Requirements for Qualification as a REIT. A REIT is a corporation, trust or association:

(1) that is managed by one or more trustees or directors;

(2) that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3) that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4) that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

(5) that is beneficially owned by 100 or more persons;

(6) not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

(7) that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations promulgated thereunder;

(9) that does not have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year; and

(10) that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply during the first taxable year for which an election is made to be taxed as a REIT. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above.

We believe that we have been organized, have operated and have issued sufficient shares of beneficial ownership with sufficient diversity of ownership to allow us to satisfy the above conditions. In addition, our Trust Agreement contains restrictions regarding the transfer of shares of beneficial interests that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT.

To monitor compliance with condition (6) above, a REIT is required to send annual letters to certain of its shareholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and do not know, or exercising reasonable diligence, would not have known, of a failure to meet condition (6) above, then we will be treated as having met condition (6) above.

Qualified REIT Subsidiaries. We may acquire 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Income of a qualified REIT subsidiary will not be subject to federal income tax, although it may be subject to state and local taxation in some jurisdictions. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the asset test restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer’s securities or more than five percent of the value of our total assets, as described below in “—Asset Tests Applicable to REITs.”

Taxable REIT Subsidiaries. A taxable REIT subsidiary is a corporation (other than a REIT) in which we directly or indirectly hold stock, which has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any such corporation in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities (other than certain “straight debt” securities) that represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants, without causing us to receive impermissible tenant service income under the REIT gross income tests. The Company owns several taxable REIT subsidiaries, including PREIT-RUBIN. A taxable REIT subsidiary is required to pay regular federal income tax, and state and local income tax where applicable, as a non-REIT “C” corporation. In addition, if dividends are paid to us by our taxable REIT subsidiary, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See “Taxation of United States Shareholders—Qualified Dividend Income.”

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between a REIT and its taxable REIT subsidiaries are intended to ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, a taxable REIT subsidiary might be limited in its ability to deduct interest payments made directly or indirectly to us. In addition, a REIT will be obligated to pay a 100% penalty tax on some payments that it receives or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between the REIT, the REIT’s tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiaries may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct certain interest payments made to us, and there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Ownership of Partnership Interests by a REIT. A REIT that owns an equity interest in an entity treated as a partnership for federal income tax purposes is deemed to own its share (based upon its proportionate share of the capital of the partnership) of the assets of the partnership and is deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of assets and items of income of the operating partnership, including the operating partnership’s share of assets and items of income of any subsidiaries that are treated as partnerships or disregarded entities for federal income tax purposes, are treated as assets and items of income of our Company for purposes of applying the REIT asset and income tests. For these purposes, under current Treasury regulations, our interest in each of the partnerships must be determined in accordance with our “capital interest” in each entity, as applicable. We have control over the operating partnership and substantially all of the partnership and limited liability company subsidiaries of the operating partnership, and intend to operate them in a manner that is consistent with the requirements for continued qualification of our Company as a REIT.

We believe that the operating partnership and each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as partnerships or disregarded for federal income tax purposes and will not be taxable as corporations. If any of these entities were instead properly treated as a corporation, it would be subject to an entity-level tax on its income and we might fail to meet the REIT income and asset tests. See “—Taxation of the Company as a REIT—Income Tests Applicable to REITs” and “—Taxation of the Company as a REIT—Asset Tests Applicable to REITs” below.

Income Tests Applicable to REITs. To qualify as a REIT, we must satisfy two gross income tests that are applied on an annual basis. First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from investments relating to real property or mortgages on real property or from some types of temporary investments. Income from investments relating to real property or mortgages on related property includes “rents from real property,” gains on the disposition of real estate, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property. Second, in each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from any combination of income qualifying under the 75% test and dividends, interest, and gain from the sale or other disposition of stock or securities.

Rents we receive will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met:

•	The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales.

•	Neither we nor any actual or constructive owner of 10% or more of our shares may actually or constructively own 10% or more of the equity interests in a tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Any such tenant is referred to as a “related party tenant.” Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space, or (ii) the property is a qualified lodging property or a qualified health care property and is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met.

•	Rent attributable to personal property, leased in connection with a lease of real property, does not exceed 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as “rents from real property.”

•	We generally must not provide directly impermissible tenant services to the tenants of a property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no income or a taxable REIT subsidiary. We may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered primarily for the convenience of the tenant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may provide through an independent contractor or a taxable REIT subsidiary, which may be wholly or partially owned by us, both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” If the total amount of income we receive from providing impermissible tenant services at a property exceeds 1% of our total income from that property, then all of the income from that property will fail to qualify as “rents from real property.” Impermissible tenant service income is deemed to be at least 150% of our direct cost in providing the service.

In light of these requirements, we do not intend to take any of the actions listed below, unless we determine that the resulting nonqualifying income, taken together with all other nonqualifying income that we earn in the taxable year, will not jeopardize our status as a REIT:

(1) charge rent for any property that is based in whole or in part on the income or profits of any person (unless based on a fixed percentage or percentages of gross receipts or sales, as permitted and described above);

(2) rent any property to a related party tenant, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party tenant rule applicable to certain leases with a taxable REIT subsidiary;

(3) derive rental income attributable to personal property except rent attributable to personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

(4) directly perform services considered to be noncustomary or “rendered to the occupant” of the property.

We provide services and access to third party service providers at some or all of our properties. However, based on our experience in the rental markets where the properties are located, we believe that all access to service providers and services provided to tenants by our Company either are usually or customarily rendered in connection with the rental of real property and not otherwise considered rendered to the occupant, or, if considered impermissible services, will not result in an amount of impermissible tenant service income that will cause us to fail to meet the income test requirements.

Although PREIT-RUBIN (which, together with PREIT Services, LLC, comprise our commercial property development and management business) renders services with respect to rental properties of the operating partnership and the partnership subsidiaries, and PREIT-RUBIN does not constitute an “independent contractor” for this purpose, we believe that the services being provided by PREIT-RUBIN with respect to these properties in past years have been usual or customary and should not otherwise be considered “rendered to the occupant.” Moreover, since 2001, the Company and PREIT- RUBIN have elected for PREIT-RUBIN to be treated as a taxable REIT subsidiary. We believe that the aggregate amount of any nonqualifying income in any taxable year earned by the operating partnership and the partnership subsidiaries has not caused, and will not cause, the Company to exceed the limits on nonqualifying income under the 75% and 95% gross income tests.

However, we cannot provide any assurance that the IRS will agree with these positions. We monitor the activities at our properties and believe that we have not provided services that will cause us to fail to meet the income tests. We intend to continue to monitor the services provided at, and the nonqualifying income arising from, each of our properties. We have earned and expect to continue to earn a small amount of nonqualifying income relative to our total gross income in any relevant taxable year. We believe that the amount of nonqualifying income generated from these activities has not affected and will not affect our ability to meet the 95% gross income tests.

“Interest” income that depends in whole or in part on the income or profits of any person generally will be non-qualifying income for purposes of the 75% or 95% gross income tests. However, interest based on a fixed percentage or percentages of gross receipts or sales may still qualify under the gross income tests. We do not expect to derive significant amounts of interest that would fail to qualify under the 75% and 95% gross income tests.

Our share of any dividends received from our corporate subsidiaries that are not “qualified REIT subsidiaries” (and from other corporations in which we own an interest) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends to cause us to exceed the limit on nonqualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, and we disclose to the IRS the sources of our income as required by the Code and applicable regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed under “—Taxation of the Company as a REIT—General,” even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Prohibited Transaction Income. Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including our share of any such gain realized through our subsidiary partnerships and disregarded entities for federal income tax purposes, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property with respect to a property we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale do not exceed 30% of the net selling price of the property, and (iii) we either (a) we have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale, (b) the aggregate tax basis of property sold during the year of sale does not exceed 10% of the aggregate tax basis of all of our assets as of the beginning of the taxable year, or (c) the aggregate fair market value of property sold during the taxable year does not exceed 10% of the fair market value of all of our assets as of the beginning of the taxable year; in the case of (b) or (c), substantially all of the marketing and development expenditures with respect to the property sold must be made through an independent contractor from whom we derive no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this “safe harbor.” We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of properties as are consistent with our investment objectives. However, the IRS may successfully contend that some or all of the sales made by us are prohibited transactions. In that case, we would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales.

Penalty Tax. Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for payments to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

•	amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

•	a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

•	rents paid to us by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our tenants leasing comparable space who are receiving services from the taxable REIT subsidiary and the charge for the services is separately stated; or

•	the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Although we anticipate that any fees paid to a taxable REIT subsidiary for tenant services will reflect arm’s-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services that do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests Applicable to REITs. At the close of each quarter of our taxable year, we must satisfy four tests relating to the nature and diversification of our assets:

(1) At least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and federal government securities. For purposes of this test, real estate assets include our allocable share of real estate assets held by entities that are treated as partnerships or that are disregarded for federal income tax purposes, as well as stock or debt instruments that are purchased with the proceeds of an offering of shares or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

(2) Not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset class (e.g., securities that qualify as real estate assets and federal government securities);

(3) Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. Securities for purposes of the asset tests may include debt securities; and

(4) Except for equity investments in REITs, debt or equity investments in qualified REIT subsidiaries and taxable REIT subsidiaries, and other securities that qualify as “real estate assets” for purpose of the 75% test described in clause (1):

•	the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets;

•	we may not own more than 10% of any one issuer’s outstanding voting securities; and

•	we may not own more than 10% of the total value of the outstanding securities of any one issuer, other than securities that qualify for certain specified exceptions including the “straight debt” exception discussed below.

The Code specifically provides that the following types of debt will not be taken into account for purposes of the 10% value test: (1) securities that meet the “straight debt” safe-harbor, as discussed in the next paragraph; (2) loans to individuals or estates; (3) obligations to pay rent from real property; (4) rental agreements described in Section 467 of the Code; (5) any security issued by other REITs; (6) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (7) any other arrangement as determined by the IRS. In addition, for purposes of the 10% value test, to the extent we hold debt securities that are not described in the preceding sentence, (a) debt issued by partnerships that derive at least 75% of their gross income from sources that constitute qualifying income for purposes of the 75% gross income test, and (b) debt that is issued by any partnership, to the extent of our interest as a partner in the partnership, are not considered securities.

Debt will meet the “straight debt” safe harbor if (1) neither we nor any of our controlled taxable REIT subsidiaries (generally, taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us) owns any other securities of the issuer that are not described in the preceding paragraph and that have an aggregate value greater than one percent of the issuer’s outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower’s discretion or similar factors.

However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if (1) such contingency does not have the effect of changing the effective yield to maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as “straight debt” solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

We believe that the aggregate value of our interests in our taxable REIT subsidiaries has not exceeded 25% of the aggregate value of our gross assets. With respect to each issuer that did not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our pro rata share of the value of the securities, including debt, of any such issuer has not exceeded 5% of the total value of our assets and that we comply with the 10% voting securities limitation and, for our 2001 and subsequent taxable years, 10% value limitation with respect to each such issuer. However, no independent appraisals have been obtained to support these conclusions. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations.

The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the 25% or 5% asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the 25% or 5% asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25% or 5% asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions described in the next paragraph.

Furthermore, the failure to satisfy the asset tests can be remedied even after the 30-day cure period under certain circumstances. If the total value of the assets that caused a failure of the 5% asset test, the 10% voting securities test or the 10% value test does not exceed the lesser of (i) 1% of our assets at the end of the relevant quarter or (ii) $10,000,000, we can cure such a failure by disposing of sufficient assets to cure such a violation within six months following the last day of the quarter in which we first identify the failure of the asset test. For a violation of any of the asset tests not described in the prior sentence (including the 75% and the 25% asset tests), we can avoid disqualification as a REIT if the violation is due to reasonable cause and we dispose of an amount of assets sufficient to cure such violation within the six-month period described in the preceding sentence. In such a case, we must also pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets during the period of time that the assets were held as nonqualifying assets, and file in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets. The applicable Treasury regulations are yet to be issued. Thus, it is not possible to state with precision under what circumstances we would be entitled to the benefit of these provisions.

Annual Distribution Requirements Applicable to REITs. To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain; and

•	90% of our after tax net income, if any, from foreclosure property;

minus the excess of the sum of certain items of non-cash income over 5% of our “REIT taxable income.”

In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to shareholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for such year and paid on or before the first regular dividend payment date after such declaration, provided such payment is made during the twelve-month period following the close of such year. These distributions are taxable to our shareholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential—i.e., every shareholder of the class of shares with respect to which a distribution is made must be treated the same as every other shareholder of that class, and no class of shares may be treated otherwise than in accordance with its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be required to pay tax on the shortfall at regular corporate tax rates.

We believe we have made and intend to make timely distributions sufficient to satisfy our annual distribution requirements. In this regard, the partnership agreement of the operating partnership authorizes us, as general partner, to take steps as may be necessary to cause the operating partnership to distribute to its partners an amount sufficient to permit the Company to meet these distribution requirements. Although we anticipate that our cash flow will permit us to make those distributions, it is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements. In this event, we may find it necessary to arrange for short-term, or possibly long-term, borrowings to fund required distributions or to pay dividends in the form of taxable dividends of our shares.

Under some circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying “deficiency dividends” to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Furthermore, we will be required to pay a 4% nondeductible excise tax to the extent that our distributions during a calendar year, or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year plus excess distributions from prior tax years does not at least equal the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain net income for the year; and

•	any undistributed taxable income from prior taxable years.

Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax and excess distributions from the immediately preceding year may be carried over. A REIT may elect to retain rather than distribute all or a portion of its net capital gains and pay the tax on the gains. In that case, a REIT may elect to have its shareholders include their proportionate share of the undistributed net capital gains in income as long-term capital gains and receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

Record-Keeping Requirements. We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure of the Company to Qualify as a REIT. If we fail to comply with one or more of the conditions required for qualification as a REIT (other than asset tests and the income tests that have the specific savings clauses discussed above in “—Taxation of the Company as a REIT—Asset Tests Applicable to REITs,” and “—Taxation of the Company as a REIT—Income Tests Applicable to REITs”), we can avoid termination of our REIT status by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect. If we fail to qualify for taxation as a REIT in any taxable year and the statutory relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates.

Distributions to shareholders in any year in which we fail to qualify will not be deductible by us, and we will not be required to distribute any amounts to our shareholders. As a result, our failure to qualify as a REIT would significantly reduce the cash available for distribution by us to our shareholders. In addition, if we fail to qualify as a REIT, all distributions to shareholders will be taxable as dividends to the extent of our current and accumulated earnings and profits, whether or not attributable to capital gains earned by us. Non-corporate shareholders currently would be taxed on these dividends at capital gains rates; corporate shareholders may be eligible for the dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which we lost our qualification. There can be no assurance that we would be entitled to any statutory relief.

Taxation of United States Shareholders

General. This section applies to a beneficial owner of a common share of Pennsylvania Real Estate Investment Trust that is held by a U.S. person, referred to as a “United States shareholder” herein, as a capital asset.

A “U.S. person” is:

•	a citizen or resident of the United States;

•	a corporation (or any entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust, if a United States court can exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or if the trust has a valid election in place to be treated as a United States person.

If a partnership holds our common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common shares, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common shares.

Distributions by the Company—General. As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or “qualified dividend income” will be taxable to our taxable United States shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of United States shareholders that are corporations. For purposes of determining whether distributions to holders of common shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any outstanding preferred shares and then to our outstanding common shares.

To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States shareholder. This treatment will reduce the adjusted tax basis that each United States shareholder has in its shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a United States shareholder’s adjusted tax basis in its shares will be taxable as capital gains, provided that the shares have been held as a capital asset, and will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November or December of any year and payable to a shareholder of record on a specified date in any of these months shall be treated as both paid by us and received by the shareholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year.

Capital Gain Distributions. We may elect to designate distributions of our net capital gain as “capital gain dividends.” Distributions that we properly designate as “capital gain dividends” will be taxable to our taxable United States shareholders as gain from the sale or disposition of a capital asset to the extent that such gain does not exceed our actual net capital gain for the taxable year. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a United States shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income.

Instead of paying capital gain dividends, we may designate all or part of our net capital gain as “undistributed capital gain.” We will be subject to tax at regular corporate rates on any undistributed capital gain. A United States shareholder will include in its income as long-term capital gains its proportionate share of such undistributed capital gain and will be deemed to have paid its proportionate share of the tax paid by us on such undistributed capital gain and receive a credit or a refund to the extent that the tax paid by us exceeds the United States shareholder’s tax liability on the undistributed capital gain. A United States shareholder will increase the basis in its common shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A United States shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately. We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

(1) a 20% rate gain distribution, which would be taxable to non-corporate United States shareholders at a maximum rate of 20%; or

(2) an “unrecaptured Section 1250 gain” distribution, which would be taxable to non-corporate United States shareholders at a maximum rate of 25%.

We must determine the maximum amounts that we may designate as 20% and 25% rate capital gain dividends by performing the computation required by the Code as if the REIT were an individual whose ordinary income were subject to a marginal tax rate of at least 28%. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on those dividends.

Qualified Dividend Income. With respect to shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate United States shareholders as capital gain, provided that the shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1) the qualified dividend income received by us during such taxable year from non-REIT “C” corporations (including our corporate subsidiaries, other than qualified REIT subsidiaries, and our taxable REIT subsidiaries);

(2) the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3) the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT “C” corporation over the federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (1) above if the dividends are received from a domestic corporation (other than a REIT or a regulated investment company) or a “qualified foreign corporation” and specified holding period requirements and other requirements are met. A foreign corporation (other than a “passive foreign investment company”) will be a qualified foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

Other Tax Considerations. Distributions we make and gain arising from the sale or exchange by a United States shareholder of our shares will not be treated as passive activity income. As a result, United States shareholders generally will not be able to apply any “passive losses” against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A United States shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income. United States shareholders may not include in their individual income tax returns any of our net operating losses or capital losses. Our operating or capital losses would be carried over by us for potential offset against future income, subject to applicable limitations.

Medicare Tax on Unearned Income. Certain U.S. shareholders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on and capital gains from the sale or other disposition of shares.

Sales of Shares. If a United States shareholder sells or otherwise disposes of its shares in a taxable transaction, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted basis in the shares for tax purposes. This gain or loss will be a capital gain or loss if the shares have been held by the United States shareholder as a capital asset. The applicable tax rate will depend on the United States shareholder’s holding period in the shares (generally, if shares have been held for more than one year, such gain or loss will be long-term capital gain or loss) and the United States shareholder’s tax bracket. A United States shareholder who is an individual, estate or trust and who has net long-term capital gain or loss will be subject to a maximum capital gain rate, which is currently 20%. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate shareholders) to a portion of capital gain realized by a noncorporate shareholder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In general, any loss recognized by a United States shareholder upon the sale or other disposition of common shares that have been held for six months or less, after applying the holding period rules, will be treated by such United States shareholders as a long-term capital loss, to the extent of distributions received by the United States shareholder from us that were required to be treated as long-term capital gains. Shareholders are advised to consult their tax advisors with respect to the capital gain liability.

Taxation of Tax-Exempt Shareholders

Provided that a tax-exempt shareholder, except certain tax-exempt shareholders described below, has not held its common shares as “debt financed property” within the meaning of the Code and the shares are not otherwise used in its trade or business, the dividend income from us and gain from the sale of our common shares will not be unrelated business taxable income, or UBTI, to a tax-exempt shareholder. Generally, “debt financed property” is property, the acquisition or holding of which was financed through a borrowing by the tax-exempt shareholder.

For tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from federal income taxation under Section 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, income from an investment in the Company will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult with their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” are treated as UBTI if received by any trust that is described in Section 401(a) of the Code, is tax-exempt under Section 501(a) of the Code and holds more than 10%, by value, of the interests in the REIT. A pension-held REIT includes any REIT if:

•	at least one of such trusts holds more than 25%, by value, of the interests in the REIT, or two or more of such trusts, each of which owns more than 10%, by value, of the interests in the REIT, hold in the aggregate more than 50%, by value, of the interests in the REIT; and

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the “not closely held” requirement, as owned by the beneficiaries of the trust, rather than by the trust itself.

The percentage of any REIT dividend from a “pension-held REIT” that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year, in which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the “not closely held requirement” without relying upon the “look-through” exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our shares contained in our organizational documents, we do not expect to be classified as a “pension-held REIT,” and accordingly, the tax treatment described in this paragraph should be inapplicable to our tax-exempt shareholders.

U.S. Taxation of Non-United States Shareholders

The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our common shares by shareholders other than United States shareholders, or non-United States shareholders. These rules are complex, and no attempt is made herein to provide more than a brief summary of them. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state, local or foreign tax consequences that may be relevant to a non-United States shareholder in light of its particular circumstances.

Distributions. Subject to the discussion below, distributions by us to a non-United States shareholder of our common shares generally will be treated as ordinary dividends to the extent that they are made out of our current or accumulated earnings and profits. Ordinary dividends generally will be subject to U.S. federal income tax on a gross basis at a rate of 30%, or a lower rate as permitted under an applicable income tax treaty, unless the dividends are treated as effectively connected with the conduct by the non-United States shareholder of a U.S.

trade or business. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. Ordinary dividends that are effectively connected with a trade or business generally will not be subject to the withholding tax and instead will be subject to tax on a net basis, that is, after allowance for deductions, at graduated rates, in a manner similar to the taxation of United States shareholders with respect to these dividends, and may be subject to any applicable alternative minimum tax. Applicable certification and disclosure requirements must be satisfied for dividends to be exempt from withholding under the effectively connected income exception. Any dividends received by a corporate non-United States shareholder that is engaged in a U.S. trade or business also may be subject to an additional branch profits tax at a 30% rate, or lower applicable treaty rate. We generally expect to withhold U.S. income tax at the rate of 30% on any dividend distribution made to a non-United States shareholder unless:

•	a lower treaty rate applies and the non-United States shareholder files an Internal Revenue Service Form W-8BEN or W-8BEN-E, as appropriate, with us evidencing eligibility for that reduced rate; or

•	the non-United States shareholder files an Internal Revenue Service Form W-8ECI with us claiming that the distribution is effectively connected income.

Distributions in excess of our current or accumulated earnings and profits that do not exceed the adjusted basis of the non-United States shareholder in its common shares will reduce the non-United States shareholder’s adjusted basis in its common shares and will not be subject to U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits that do exceed the adjusted basis of the non-United States shareholder in its common shares will be treated as gain from the sale of its common shares, the tax treatment of which is described below (See “—Sale of Our Common Shares”).

We may be required to withhold at least 10% of any distribution in excess of our current and accumulated earnings and profits, even if a lower treaty rate applies or the non-United States shareholder is not liable for tax on the receipt of that distribution. However, a non-United States shareholder may seek a refund of these amounts from the Internal Revenue Service if the non-United States shareholder’s U.S. tax liability with respect to the distribution is less than the amount withheld.

We will be required to withhold a 30% tax on distributions to any Participant that is a foreign entity that does not meet specified information reporting requirements (including the provision of a properly completed Internal Revenue Service W-8BEN-E).

A distribution to a non-United States shareholder that owns more than 5% of our common shares at any time during the taxable year will not be treated as an ordinary dividend if (a) the distribution is designated as a capital gain dividend and/or (b) the dividend is attributable to the disposition of a U.S. real property interest. Such distributions will be taxed under the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA.” A non-United States shareholder receiving a distribution subject to FIRPTA will be treated as recognizing gain that is income effectively connected with a U.S. trade or business and taxed in the manner described below. We will be required to withhold and remit to the Internal Revenue Service 35% of any such distribution attributable to the disposition of a U.S. real property interest. The amount withheld is creditable against the non-United States shareholder’s U.S. federal income tax liability.

A distribution to a non-United States shareholder that owns no more than 5% of the value of our common shares at all times during the taxable year, will be treated as long-term capital gain to such a non-United States shareholder if the distribution is designated as a capital gain dividend. Such a distribution generally should not be subject to U.S. federal income taxation, unless:

•	such distribution is effectively connected with the non-United States shareholder’s U.S. trade or business, in which case the non-United States shareholder will be subject to tax on a net basis in a manner similar to the taxation of United States shareholders with respect to such gain, except that a holder that is a foreign corporation may also be subject to the additional 30% branch profits tax, as discussed above; or

•	the non-United States shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and either has a “tax home” in the United States or with respect to whom certain other conditions exist, in which case such nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Undistributed Capital Gain. Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our shares held by non-United States shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under that approach, each non-United States shareholder would be able to offset as a credit against its U.S. federal income tax liability resulting therefrom its proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gain to the non-United States shareholder, and generally to receive from the IRS a refund to the extent its proportionate share of the tax paid by us were to exceed the non-United States shareholder’s actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-United States shareholder should consult its tax advisor regarding the taxation of such undistributed capital gain.

Sale of Our Common Shares. Gain recognized by a non-United States shareholder upon the sale or exchange of our common shares generally would not be subject to U.S. taxation unless:

(1) the investment in our common shares is effectively connected with the non-United States shareholder’s United States trade or business, in which case the non-United States shareholder will be subject to the same treatment as domestic shareholders with respect to any gain;

(2) the non-United States shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gains from United States sources for the taxable year; or

(3) our common shares constitute a U.S. real property interest within the meaning of FIRPTA, as described below.

Our common shares will not constitute a U.S. real property interest if we are a domestically controlled REIT. We will be a domestically controlled REIT if, at all times during a specified testing period, less than 50% in value of our common shares is held directly or indirectly by non-United States shareholders.

We believe that currently we are a domestically controlled REIT and, therefore, that the sale of our common shares by a non-United States shareholder would not be subject to taxation under FIRPTA. Because our common shares are publicly traded, however, we cannot guarantee that we are or will continue to be a domestically controlled REIT.

Even if we do not qualify as a domestically controlled REIT at the time a non-United States shareholder sells our common shares, gain arising from the sale still would not be subject to FIRPTA tax if:

(1) the class or series of shares sold is considered regularly traded under applicable Treasury regulations on an established securities market, such as the NYSE; and

(2) the selling non-U.S. shareholder owned, actually or constructively, 5% or less in value of the outstanding class or series of shares being sold throughout the shorter of the period during which the non-United States shareholders held such class or series of shares or the five-year period ending on the date of the sale or exchange.

If gain on the sale or exchange of our common shares by a non-United States shareholder were subject to taxation under FIRPTA, the non-United States shareholder would be subject to regular U.S. federal income tax with respect to any gain on a net basis in the same manner as a taxable United States shareholder, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

United States Shareholders. In general, information-reporting requirements will apply to payments of distributions on our common shares and payments of the proceeds of the sale of our common shares to some United States shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments at the rate of 28% if:

(1) the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

(2) the IRS notifies the payer that the TIN furnished by the payee is incorrect;

(3) there has been a notified payee underreporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

(4) there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

Some shareholders, including corporations, may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder’s U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

Non-United States Shareholders. Generally, information reporting will apply to payments of distributions on our common shares, and backup withholding described above for a United States shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common shares to or through the United States office of a United States or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for United States shareholders, or the withholding tax for non-United States shareholders, as applicable, unless the non-United States shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a United States person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-United States shareholder of our common shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a United States person, a controlled foreign corporation for United States tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are United States persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a United States or foreign broker unless the broker has documentary evidence as to the non-United States shareholder’s foreign status and has no actual knowledge to the contrary.

Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-United States shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the shareholder’s particular circumstances, you are urged to consult your tax advisor regarding the information reporting requirements applicable to you.

Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-United States shareholder’s federal income tax liability if certain required information is furnished to the IRS. Non-United States shareholders should consult with their tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Tax Aspects of our Ownership of Interests in the Operating Partnership and Other Partnerships

General. Substantially all of our investments are held indirectly through the operating partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax at the partnership level. However, a partner is allocated its proportionate share of the items of income, gain, loss, deduction and credit of a partnership, and is required to include these items in calculating its tax liability, without regard to whether it receives a distribution from the partnership. We include our proportionate share of these partnership items in our income for purposes of the various REIT income tests and the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our proportionate share of assets held through the operating partnership. See “—Taxation of the Company as a REIT—Ownership of Partnership Interests by a REIT” above.

Entity Classification. We believe that the operating partnership and each of the partnerships and limited liability companies in which we own an interest, directly or through another partnership or limited liability company, will be treated as a partnership or disregarded for federal income tax purposes and will not be taxable as a corporation. If any of these entities were treated as a corporation, it would be subject to an entity level tax on its income and we could fail to meet the REIT income and asset tests. See “—Taxation of the Company as a REIT—Asset Tests Applicable to REITs” and “—Taxation of the Company as a REIT—Income Tests Applicable to REITs” above.

A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

(1) interests in the partnership are traded on an established securities market; or

(2) interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified “safe harbors,” which are based on the specific facts and circumstances relating to the partnership.

The operating partnership currently takes the reporting position for federal income tax purposes that it is not a publicly traded partnership. There is a risk, however, that the right of a holder of the operating partnership units to redeem the operating partnership units for common shares could cause the operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Moreover, if the operating partnership units were considered to be tradable on the substantial equivalent of a secondary market, either now or in the future, the operating partnership cannot provide any assurance that it would qualify for any of the safe harbors mentioned above, or that, if it currently qualifies for a safe harbor, the operating partnership will continue to qualify for any of the safe harbors in the future.

If the operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of “qualifying income” under Section 7704 of the Internal Revenue Code. Qualifying income is generally real property rents and other types of passive income. We believe that the operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to our Company in order for it to qualify as a REIT under the Internal Revenue Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause the operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

Allocations of Partnership Income, Gain, Loss, Deduction and Credit. A partnership agreement will generally determine the allocation of income and loss among partners. However, those allocations will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the applicable Treasury regulations, which generally require that partnership allocations respect the economic arrangement of the partners. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to the item. The allocations of taxable income and loss provided for in the partnership agreement of the operating partnership are intended to comply with the requirements of Section 704(b) of the Code and the regulations promulgated thereunder.

Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss, deduction and credit attributable to a property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, as applicable, the difference between the adjusted tax basis and the fair market value of property at the time of contribution. The difference is known as the book-tax difference. Section 704(c) allocations are for federal income tax purposes only and do not affect the book capital accounts or other economic or legal arrangements among the partners. Under Treasury regulations promulgated under Section 704(c) of the Code, similar rules apply when a partnership elects to “revalue” its assets in limited situations, such as when a contribution of property is made to a partnership by a new partner.

The partnership agreement of the operating partnership requires that these allocations be made in a manner consistent with Section 704(c) of the Code. Treasury regulations under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences, including retention of the “traditional method” or the election of alternative methods which would permit any distortions caused by a book-tax difference to be entirely rectified on an annual basis or with respect to a specific taxable transaction such as a sale. We and the operating partnership generally have used the traditional method of accounting for book-tax differences with respect to the properties initially contributed to the operating partnership in its formation or subsequently acquired by merger or contribution. However, the operating partnership may use an alternative method of accounting for book-tax differences with respect to properties contributed to it or acquired by merger in the future.

In general, if any asset contributed to or revalued by the operating partnership is determined to have a fair market value that is greater than its adjusted tax basis, partners who have contributed those assets, including our Company, will be allocated lower amounts of depreciation deductions from those assets for tax purposes by the operating partnership and increased taxable income and gain on sale. Thus, we may be allocated lower depreciation and other deductions, and possibly greater amounts of taxable income in the event of a sale of contributed assets. These amounts may be in excess of the economic or book income allocated to us as a result of the sale. In this regard, it should be noted that, as the general partner of the operating partnership, we will determine, taking into account the tax consequences to us, when and whether to sell any given property. See “—Taxation of the Company as a REIT—Annual Distribution Requirements Applicable to REITs.”

We will be allocated our share of the operating partnership’s taxable income or loss for each year regardless of the amount of cash that may be distributed to us by the operating partnership. As a result, we could be allocated taxable income for a year in excess of the amount of cash distributed to us. This excess taxable income is sometimes referred to as “phantom income.” Because we rely on cash distributions from the operating partnership to meet our REIT distribution requirements, which are specified percentages of our REIT taxable income, the recognition of this phantom income might adversely affect our ability to comply with those requirements.

Other Tax Consequences for the Company and Our Shareholders

We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences discussed above. In addition, a shareholder’s state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our common shares.

A portion of our income is earned through our taxable REIT subsidiaries. The taxable REIT subsidiaries are subject to federal, state and local income tax at the full applicable corporate rates. In addition, a taxable REIT subsidiary will be limited in its ability to deduct interest payments made directly or indirectly to us in excess of a certain amount. To the extent that our Company and our taxable REIT subsidiaries are required to pay federal, state or local taxes, we will have less cash available for distribution to shareholders.

Tax Shelter Reporting

If a shareholder recognizes a loss as a result of a transaction with respect to our shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one partner that is not a “C” corporation, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a “C” corporation or a partnership with only “C” corporation partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such shareholder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

PLAN OF DISTRIBUTION

We may sell the securities in any one or more of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, to or through a market maker or into an existing trading market or an exchange or otherwise;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us, and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In connection with the sale of any of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe any discounts, concessions or commissions allowed by underwriters to participating dealers;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the NYSE. We expect that any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or we may sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions, third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act of 1933, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under applicable securities laws.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a committment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting agreement, we may retain a deal manager to manage the subscription rights offering for us.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for the Company, the operating partnership or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS

The legality of the common shares, the preferred shares, the debt securities, the warrants, the shareholder rights, the depositary shares and the units offered hereby will be passed upon for us by Drinker Biddle & Reath LLP. Drinker Biddle & Reath LLP will also pass on certain federal income tax matters respecting us.

EXPERTS

The consolidated financial statements and schedule of Pennsylvania Real Estate Investment Trust and subsidiaries as of December 31, 2013 and 2012, and for each of the years in the three-year period ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

             Shares

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

    % Series D Cumulative Redeemable Perpetual Preferred Shares

(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

Citigroup

Jefferies

J.P. Morgan

Stifel

September     , 2017